Exhibit 4.17

POET TECHNOLOGIES INC. and TSX TRUST COMPANY CONVERTIBLE DEBENTURE INDENTURE Providing for the Issue of Convertible Debentures April 3, 2019 WSLEGAL \ 076624 \ 00009 \ 21944090v9

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION 1

1.1	Definitions	1
1.2	Meaning of "Outstanding"	8
1.3	Interpretation	9
1.4	Headings, etc.	10
1.5	Time of Essence	10
1.6	Monetary References	10
1.7	Invalidity, etc.	10
1.8	Language	10
1.9	Successors and Assigns	10
1.10	Severability	10
1.11	Entire Agreement	10
1.12	Benefits of Indenture	11
1.13	Applicable Law and Attornment	11
1.14	Currency of Payment	11
1.15	Non-Business Days	11
1.16	Accounting Terms	11
1.17	Calculations	11
1.18	Schedules	12

ARTICLE 2 THE DEBENTURES 12

2.1	Form and Terms of Debentures	12
2.2	Non-Certificated Deposit	18
2.3	Execution of Debentures	19
2.4	Authentication	20
2.5	Interim Debenture Certificates	20
2.6	Mutilation, Loss, Theft or Destruction	21
2.7	Concerning Interest	21
2.8	Debentures to Rank Pari Passu	22
2.9	Payments of Amounts Due on Maturity	22
2.10	Payment of Interest	22
2.11	Canadian Legend	23
2.12	U.S. Legend	24

ARTICLE 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP 26

3.1	Fully Registered Debentures	26
3.2	Transfer and Exchange of Restricted Debentures	26
3.3	Transferee Entitled to Registration	27
3.4	No Notice of Trusts	27
3.5	Registers Open for Inspection	27
3.6	Exchanges of Debentures	27
3.7	Closing of Registers	28
3.8	Charges for Registration, Transfer and Exchange	28
3.9	Ownership of Debentures	29

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- i i - WSLEGAL \ 076624 \ 00009 \ 21944090v9 TABLE OF CONTENTS (continued) P age ARTICLE 4 PURCHASE OF DEBENTURES....................................................................... 30 4.1 Put Right upon Closing of DenseLight Transaction ............................................ 30 4.2 Purchase of Debentures by the Company ............................................................ 32 ARTICLE 5 SUBORDINATION OF DEBENTURES .......................................................... 32 5 . 1 Applicability of Article ........................................................................................ 32 5 . 2 Order of Payment ................................................................................................. 33 5 . 3 Subrogation to Rights of Holders of Senior Indebtedness ................................... 34 5 . 4 Obligation to Pay Not Impaired ........................................................................... 34 5 . 5 Payment on Debentures Permitted ....................................................................... 35 5 . 6 Knowledge of Trustee .......................................................................................... 35 5 . 7 Trustee May Hold Senior Indebtedness ............................................................... 35 5 . 8 Rights of Holders of Senior Indebtedness Not Impaired ..................................... 35 5 . 9 Altering the Senior Indebtedness ......................................................................... 35 5 . 10 Additional Indebtedness ....................................................................................... 36 5 . 11 Right of Debentureholder to Convert Not Impaired ............................................ 36 5 . 12 Invalidated Payments ........................................................................................... 36 5 . 13 Contesting Security .............................................................................................. 36 ARTICLE 6 CONVERSION OF DEBENTURES .................................................................. 36 6.1 Applicability of Article ........................................................................................ 36 6.2 Notice of Expiry of Conversion Privilege ........................................................... 37 6.3 Revival of Right to Convert ................................................................................. 37 6.4 Manner of Exercise of Right to Convert.............................................................. 37 6.5 Adjustment of Conversion Price .......................................................................... 39 6.6 Rules Regarding Calculation of Adjustment ....................................................... 44 6.7 Notice of Adjustment ........................................................................................... 47 6.8 No Action after Notice......................................................................................... 48 6.9 Protection of Trustee............................................................................................ 48 ARTICLE 7 COVENANTS OF THE COMPANY ................................................................ 48 7.1 To Pay Principal and Interest ............................................................................... 48 7.2 To Pay Trustee's Remuneration ........................................................................... 48 7.3 To Give Notice of Default ................................................................................... 49 7.4 Preservation of Existence, etc. ............................................................................. 49 7.5 Keeping of Books ................................................................................................ 49 7.6 Annual Certificate of Compliance ....................................................................... 49 7.7 Performance of Covenants................................................................................... 49 7.8 Maintain Listing................................................................................................... 50 7.9 Insurance .............................................................................................................. 50 7.10 No Dividends or Distributions ............................................................................. 50 7.11 Withholding Matters ............................................................................................ 50 7.12 SEC Reporting Status .......................................................................................... 51

- 3 - WSLEGAL \ 076624 \ 00009 \ 21944090v9 TABLE OF CONTENTS (continued) P age ARTICLE 8 DEFAULT ............................................................................................................ 51 8.1 Events of Default ................................................................................................. 51 8.2 Notice of Events of Default ................................................................................. 53 8.3 Waiver of Default ................................................................................................ 53 8.4 Enforcement by the Trustee ................................................................................. 54 8.5 No Suits by Debentureholders ............................................................................. 55 8.6 Application of Monies by Trustee ....................................................................... 56 8.7 Notice of Payment by Trustee.............................................................................. 57 8.8 Trustee May Demand Production of Debentures................................................. 57 8.9 Remedies Cumulative .......................................................................................... 57 8.10 Judgment Against the Company .......................................................................... 57 ARTICLE 9 SATISFACTION AND DISCHARGE .............................................................. 58 9.1 Cancellation and Destruction............................................................................... 58 9.2 Non - Presentation of Debentures .......................................................................... 58 9.3 Repayment of Unclaimed Monies ....................................................................... 58 9.4 Discharge ............................................................................................................. 59 9.5 Satisfaction........................................................................................................... 59 9.6 Continuance of Rights, Duties and Obligations................................................... 61 ARTICLE 10 MEETINGS OF DEBENTUREHOLDERS.................................................... 62 10.1 Right to Convene Meeting ................................................................................... 62 10.2 Notice of Meetings............................................................................................... 62 10.3 Chairman.............................................................................................................. 63 10.4 Quorum ................................................................................................................ 63 10.5 Power to Adjourn ................................................................................................. 64 10.6 Show of Hands ..................................................................................................... 64 10.7 Poll ....................................................................................................................... 64 10.8 Voting .................................................................................................................. 64 10.9 Proxies.................................................................................................................. 64 10.10 Persons Entitled to Attend Meetings.................................................................... 65 10.11 Powers Exercisable by Extraordinary Resolution................................................ 65 10.12 Meaning of "Extraordinary Resolution" .............................................................. 67 10.13 Powers Cumulative .............................................................................................. 68 10.14 Minutes ............................................................................................................. ... 68 10.15 Instruments in Writing ......................................................................................... 68 10.16 Binding Effect of Resolutions.............................................................................. 69 10.17 Evidence of Rights Of Debentureholders ............................................................ 69 ARTICLE 11 NOTICES ........................................................................................................... 69 11.1 Notice to Company .............................................................................................. 69 11.2 Notice to Debentureholders ................................................................................. 69 11.3 Notice to Trustee.................................................................................................. 70

WSLEGAL \ 076624 \ 00009 \ 21944090v9 TABLE OF CONTENTS (continued) - i v - P age 11.4 Mail Service Interruption ..................................................................................... 70 ARTICLE 12 CONCERNING THE TRUSTEE .................................................................... 70 12.1 No Conflict of Interest ......................................................................................... 70 12.2 Replacement of Trustee ....................................................................................... 71 12.3 Duties of Trustee.................................................................................................. 72 12.4 Reliance Upon Declarations, Opinions, etc. ........................................................ 72 12.5 Evidence and Authority to Trustee, Opinions, etc. .............................................. 72 12.6 Officer's Certificates Evidence ............................................................................ 73 12.7 Experts, Advisers and Agent................................................................................ 74 The Trustee may: ............................................................................................................. 74 12.8 Trustee May Deal in Debentures ......................................................................... 74 12.9 Trustee Not Ordinarily Bound ............................................................................. 74 12.10 Trustee Not Required to Give Security................................................................ 75 12 . 11 Conditions Precedent to Trustee's Obligations to Act Hereunder ....................... 75 12 . 12 Authority to Carry on Business ............................................................................ 75 12 . 13 Compensation and Indemnity .............................................................................. 75 12 . 14 Acceptance of Trust ............................................................................................. 76 12 . 15 Third Party Interests ............................................................................................. 76 12 . 16 Anti - Money Laundering ...................................................................................... 76 12 . 17 Privacy Laws ........................................................................................................ 77 12 . 18 Force Majeure ...................................................................................................... 77 ARTICLE 13 SUPPLEMENTAL INDENTURES ................................................................. 78 13.1 Supplemental Indentures...................................................................................... 78 ARTICLE 14 EXECUTION AND FORMAL DATE............................................................. 79 14.1 Execution ............................................................................................................. 79 14.2 Formal Date ......................................................................................................... 79 SCHEDULE "A" FORM OF DEBENTURE ........................................................................... 1 SCHEDULE "B" FORM OF TRANSFER ............................................................................... 1 SCHEDULE "C" CONVERSION FORM................................................................................ 1 SCHEDULE "D" FORM OF DECLARATION FOR REMOVAL OF LEGEND............... 1 SCHEDULE "E" FORM OF PUT EXERCISE NOTICE ...................................................... 1

WSLEGAL \ 076624 \ 00009 \ 21944090v9 CONVERTIBLE DEBENTURE INDENTURE This Indenture is made as of April 3, 2019, between: BETWEEN: POET TECHNOLOGIES INC. a corporation existing under the laws of the Province of Ontario (the " Company ") AND TSX TRUST COMPANY a trust company existing under the laws of Canada (the " Trustee ") RECITALS The Company wishes to create and issue the Debentures (as herein defined) in the manner and subject to the terms and conditions of this Indenture; FOR VALUE RECEIVED , the parties agree as follows: ARTICLE 1 INTER P RETATION 1. Definitions In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely: (a) " 90% Redemption Right " has the meaning ascribed thereto in Section 2.1(h)(ii) ; (b) " this Indenture ", " hereto ", " herein ", " hereby ", " hereunder ", " hereof " and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto ; (c) " Adjustment Period " means the period commencing on the date of issue of the Debentures and ending at the Time of Expiry ; (d) " Applicable Securities Legislation " means applicable securities laws (including rules, regulations, policies and instruments) in each of the provinces and territories of Canada ; (e) " Auditors of the Company " means an independent firm of chartered accountants duly appointed as auditors of the Company ; (f) " Authenticated " means: (i) with respect to the issuance of a Debenture Certificate, one which has been duly signed by the Company and certified by the signature of

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 2 - an authorized signatory of the Trustee ; (ii) with respect to the issuance of an Uncertificated Debenture, one in respect of which the Trustee has completed all Internal Procedures such that the particulars of such Uncertificated Debenture as required by Section 2 . 4 are entered in the register of holders of Debentures, "Authenticate" and "Authentication" have the appropriate correlative meanings ; (g) " Beneficial Holder " means any person who holds a beneficial interest in a Debenture that is represented by a Debenture Certificate or an Uncertificated Debenture registered in the name of CDS or its nominee, for the purposes of being held by or on behalf of CDS as custodian for Participants ; (h) " Board of Directors " means the board of directors of the Company or any committee thereof ; (i) " Business Day " means any day other than a Saturday, Sunday or any other day that the Trustee in Toronto, Ontario is not generally open for business; (j) " Change of Control " means : (i) any event as a result of or following which a Person or group of Persons acting jointly or in concert within the meaning of Applicable Securities Legislation, beneficially owns or exercises control or direction over an aggregate of more than 50 % of the then outstanding Common Shares ; or (ii) the sale or other transfer of all or substantially all of the consolidated assets of the Company, unless in any case the holders of voting securities of the Company immediately prior to such sale, merger, reorganization or other similar transaction hold securities representing 50 % or more of the voting control or direction in the Company or the successor entity upon completion of such sale, merger, reorganization or other similar transaction ; (k) " Change of Control Notice " has the meaning ascribed thereto in subsection 2.1(h)(i) ; (l) " Change of Control Offer " has the meaning ascribed thereto in subsection 2.1(h)(i) ; (m) " Change of Control Purchase Date " has the meaning ascribed thereto in subsec tion 2 . 1 (h)(i) ; (n) " Common Shares " means the common shares in the capital of the Company, as such common shares are constituted on the date of execution and delivery of this Indenture ; provided that in the event of a change or a subdivision, redivision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding - up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings - up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 6 . 5 , "Common Shares" shall mean the shares or other securities or property resulting from such

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 3 - change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding - up ; (o) " Conversion Price " means the Original Conversion Price, as may be adjusted in accordance with the terms and conditions of this Indenture ; (p) " Company " means POET Technologies Inc.; (q) " Counsel " means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee or retained or employed by the Company and reasonably acceptable to the Trustee ; (r) " Current Market Price " of the Common Shares at any date means the 20 day VWAP ending on the seventh trading day before such date ; provided further that if the Common Shares are not then listed or traded on any Stock Exchange, then the Current Market Price shall be determined by a firm of independent chartered accountants selected by the directors of the Company ; (s) " Date of Conversion " has the meaning ascribed thereto in subsection 6.4(g) ; (t) " Debenture Certificate " means a certificate evidencing Debentures substantially in the form attached as Schedule "A" hereto; (u) " Debentureholders " or " holders " means the Persons for the time being entered in the register for Debentures as registered holders of Debentures ; (v) " Debentures " means the unsecured convertible debentures issued and Authenticated hereunder, or deemed to be issued and Authenticated hereunder, and described in Section 2 . 1 and for the time being outstanding, whether in definitive, uncertificated or interim form ; (w) " Defeased Debentures " has the meaning ascribed thereto in subsection 9.6(b) ; (x) " DenseLight Transaction " means the sale transaction, announced by the Company February 4 , 2019 , of all of the issued and outstanding shares of DenseLight Semiconductor Pte . Ltd . , a wholly - owned Subsidiary of the Company ; (y) " Depository " or " CDS " means CDS Clearing and Depository Services Inc . and its successors in interest ; (z) " Event of Default " has the meaning ascribed thereto in Section 8.1 ; ( a a ) " Extraordinary Resolution " has the meaning ascribed thereto in Section 10.12 ; (bb) " Fully Registered Debentures " means Debentures registered as to both principal and interest;

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 4 - ( c c ) " Global Debenture " means a Debenture that is issued to and registered in the name of the Depository, or its nominee, for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository’s book - entry only registration system ; (dd) " Guarantees " means any guarantee, undertaking to assume, endorse, contingently agree to purchase, or to provide funds for the payment of, or otherwise become liable in respect of, any indebtedness, liability or obligation of any Person ; ( e e ) " IFRS " means International Financial Reporting Standards issued by the International Accounting Standards Board; (ff) " Interest Obligation " means the obligation of the Company to pay interest on the Debentures, as and when the same becomes due; (gg) " Interest Payment Date " means a date specified in a Debenture as the date on which interest on such Debenture shall become due and payable; (hh) " Interest Record Date " has the meaning ascribed thereto in Section 2.1(d) ; (ii) " Internal Procedures " means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register of Debentureholders at any time (including without limitation original issuance or registration of transfer of ownership) the minimum number of the Trustee's internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Trustee, it being understood that neither preparation and issuance shall constitute part of such procedures for any purpose of this definition ; (jj) " Issue Date " means April 3, 2019; (kk) " Legended Securities " has the meaning ascribed thereto in Section 2.12(a) ; (ll) " Lien " means with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other security party to or of such Person under any conditional sale or other title retention agreement, upon or with respect to any property of such Person ; (mm) " Maturity Account " means an account or accounts required to be established by the Company (and which shall be maintained by and subject to the control of the Trustee) for the Debentures issued pursuant to and in accordance with this Indenture ; (nn) " Maturity Date " means April 3, 2021; (oo) " Maturity Date Payment " has the meaning ascribed thereto in Section 2.1(c) ;

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(pp) "**Maximum Monthly Put Right Amount**" has the meaning ascribed thereto in Section 4.1(e);

(qq) "**Monthly Put Right Deadline**" has the meaning ascribed thereto in Section 4.1(c).

(rr) "**NI 62-104**" means National Instrument 62-104 *Take-Over Bids and Issuer Bids*;

(ss) "**Offer Price**" has the meaning ascribed thereto in subsection 2.1(h)(i);

(tt) "**Offering**" means the private placement offering by the Company of up to $14,000,000 aggregate principal amount of Debentures;

(uu) "**Officer's Certificate**" means a certificate of the Company signed by any authorized officer or director of the Company, in their capacity as an officer or director of the Company, and not in their personal capacity;

(vv) "**Original Conversion Price**" means a conversion price of $0.40 per Unit;

(ww) "**Participant**" means a Person recognized by CDS as a participant in the non-certificated inventory system administered by CDS;

(xx) "**Payment Date**" has the meaning ascribed thereto in Section 4.1(d).

(yy) "**Person**" includes an individual, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof or other entity (and for the purposes of the definition of "**Change of Control**", in addition to the foregoing, "**Person**" shall include any syndicate or group that would be deemed to be a "**Person**" under NI 62-104);

(zz) "**Put Date**" has the meaning ascribed thereto in Section 4.1(a).

(aaa) "**Put Price**" has the meaning ascribed thereto in Section 4.1(a).

(bbb) "**Put Right**" has the meaning ascribed thereto in Section 4.1(a).

(ccc) "**Put Right Notice**" has the meaning ascribed thereto in Section 4.1(b).

(ddd) "**Regulation S**" means Regulation S adopted by the SEC under the U.S. Securities Act;

(eee) "**Restricted Debenture**" means a definitive Debenture Certificate that bears the U.S. Legend;

(fff) "**SEC**" has the meaning ascribed thereto in Section 7.12;

(ggg) "**Senior Creditor**" means a holder or holders of Senior Indebtedness and includes any representative or representatives, agent or agents or trustee or trustees of any such holder or holders;

WSLEGAL\076624\00009\21944090v9

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 6 - (hhh) " Senior Indebtedness " means all obligations, liabilities and indebtedness of the Company and its Subsidiaries (other than trade payables), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed which would, in accordance with IFRS, be classified upon a consolidated statement of financial position of the Company as liabilities of the Company and its Subsidiaries and, whether or not so classified, includes (without duplication) : (a) indebtedness of the Company or its Subsidiaries for borrowed money ; (b) obligations of the Company or its Subsidiaries evidenced by bonds, debentures, commercial paper, notes or other similar instruments ; (c) obligations of the Company or its Subsidiaries arising pursuant or in relation to bankers' acceptances, letters of credit and letters of guarantee, financial leases, performance bonds and surety bonds (including payment and reimbursement obligations in respect thereof) or indemnities issued in connection therewith ; (d) obligations of the Company or its Subsidiaries under any swap, hedging or other similar contracts or arrangements ; (e) obligations of the Company or its Subsidiaries under guarantees relating to the Senior Indebtedness ; (f) all indebtedness of the Company or its Subsidiaries representing the deferred purchase price of any property or assets including, without limitation, purchase money mortgages ; (g) all renewals, extensions, restructurings, refundings and refinancings of any of the foregoing ; (h) all accrued and unpaid interest, fees and other amounts in respect of any of the foregoing ; and (i) all costs and expenses incurred by or on behalf of any Senior Creditor in enforcing payment or collection of any such Senior Indebtedness, including enforcing any security interest securing the same, provided that " Senior Indebtedness " shall not include any indebtedness that would otherwise be Senior Indebtedness if it is expressly stated to be subordinate to or rank pari passu with the Debentures ; (iii) " Senior Security " means all mortgages, liens, pledges, charges (whether fixed or floating), security interests, hypothecs or other encumbrances of any kind, contingent or absolute, held by or on behalf of any Senior Creditor and in any manner securing any Senior Indebtedness . Solely for the purposes of determining whether a Senior Security exists for the purposes of this Indenture, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale or capital lease or other title retention agreement and any lease in the nature thereof (excluding, for the avoidance of doubt, operating leases) and such retention of title by another Person shall constitute a Senior Security ; (jjj) " Stock Exchange " means : (i) the TSX - V ; (ii) if the Common Shares are not then listed on the TSX - V, such other Canadian stock exchange as may be selected by the directors of the Company for such purpose ; or (iii) if the Common Shares are not then listed on any Canadian stock exchange, the over - the - counter market ; (kkk) " Subsidiary " has the meaning ascribed thereto in the Securities Act (Ontario); (lll) " Tax Act " means the Income Tax Act (Canada), as amended; (mmm)" Time of Expiry " has the meaning ascribed thereto in subsection 2.1(f) ;

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 7 - (nnn) " Total Offer Price " has the meaning ascribed thereto in subsection 2.1(h)(i) ; (ooo) " Total Put Price " has the meaning ascribed thereto in Section 4.1(a) . (ppp) " trading day " means, with respect to the Stock Exchange, any day on which such exchange or market is open for trading or quotation; (qqq) " Transaction Instruction " means a written or electronic order signed or deemed to be signed by the holder or the Depository entitled to request that one or more actions be taken, or such other form as may be reasonably acceptable to the Trustee, requesting one or more such actions to be taken in respect of an Uncertificated Debenture ; ( r rr) " Trustee " means TSX Trust Company, or its successor or successors for the time being as trustee hereunder; (sss) " TSX - V " means the TSX Venture Exchange; (ttt) " Uncertificated Debenture " means any Debenture which is not evidenced by a Debenture Certificate; (uuu) " Unclaimed Funds Return Date " has the meaning ascribed thereto in clause 2.1(h)(vii) ; (vvv) " United States " or " U.S. " means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; (www) " Units " means the units issuable upon conversion of the Debentures at the Conversion Price in accordance with Article 6 , with each such Unit being comprised of one (1) Unit Share and one (1) Warrant ; (xxx) " Unit Shares " means the Common Shares comprising part of a Unit; ( y y y ) " Unrestricted Debentures " means collectively Unrestricted Physical Debentures and Unrestricted Uncertificated Debentures; (z z z ) " Unrestricted Physical Debenture " means a definitive Debenture Certificate that does not bear the U.S. Legend; (aaaa) " Unrestricted Uncertificated Debenture " means an Uncertificated Debenture that is not marked to bear the U.S. Legend; (bbbb) " U.S. Accredited Investor " means an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act; (cccc) " U.S. Legend " has the meaning ascribed thereto in Section 2.12 ; (dddd) " U.S. Person " has the meaning set forth in Rule 902(k) of Regulation S;

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 8 - (eeee) " U . S . Purchaser " means an original purchaser of Debentures who was, at the time of purchase : (i) a person purchasing the Debentures in the United States or a U . S . Person ; (ii) a person purchasing Debentures on behalf of, or for the account or benefit of, any person in the United States or a U . S . Person ; (iii) a person that received an offer to purchase the Debentures while in the United States ; or (iv) a person that was in the United States at the time such person's buy order was made or the subscription for the Debentures was executed or delivered ; ( f fff) " U.S. Securities Act " means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; (gggg) " U . S . Exchange Act " means the United States Securities Exchange Act of 1934 , as amended, and the rules and regulations promulgated thereunder ; (hhhh) " VWAP " means the per share volume weighted average trading price of the Common Shares for the applicable consecutive day period (which must be calculated utilizing days in which the Common Shares actually trade) on the Stock Exchange as reported by Bloomberg L . P .; (iiii) " Warrant Indenture " means the indenture dated the date hereof, between the Company and TSX Trust Company governing the terms and conditions of the Warrants comprising the Units issuable upon conversion of the Debentures in accordance with Sec tion 2 . 1 (f) and Article 6 hereof ; (jjjj) " Warrant Shares " means the Common Shares issuable upon the exercise of the Warrants; (kkkk) " Warrants " means the Common Share purchase warrants which comprise part of the Units issuable upon conversion of the Debentures in accordance with Article 6 hereof, each such Warrant being exercisable into one Common Share at an exercise price per Common Share equal to $ 0 . 50 , for a period of four (4) years from the Issue Date ; (llll) " Withholding Taxes " has the meaning ascribed to it in Section 7 . 11 ; and (mmmm) " Written Direction of the Company " means an instrument in writing signed by any one officer or director of the Company. 2. Meaning of "Outstanding" Every Debenture Authenticated and delivered or electronically deposited by the Trustee shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Trustee for cancellation, conversion or redemption for monies and/or Units, as the case may be, or the payment thereof shall have been set aside under Section 9 . 2 , provided that : (a) Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof ;

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 9 - (b) when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding ; and (c) for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Company or any of its Subsidiaries shall be disregarded except that : (i) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Trustee knows are so owned shall be so disregarded ; and (ii) Debentures so owned which have been pledged in good faith other than to the Company shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Company or a Subsidiary of the Company . 3. Interpretation In this Indenture: (a) words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa ; (b) all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture ; (c) all references to Sections refer, unless otherwise specified, to Sections, subsections or clauses of this Indenture ; (d) words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them ; (e) reference to any agreement or other instrument in writing means such agreement or other instrument in writing as amended, modified, replaced or supplemented from time to time ; (f) unless otherwise indicated, reference to a statute shall be deemed to be a reference to such statute as amended, re - enacted or replaced from time to time; and

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 10 - (g) unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends . 4. Headings, etc. The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures . 5. Time of Essence Time shall be of the essence of this Indenture . 6. Monetary References Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed . 7. Invalidity, etc. Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof . 8. Language Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached hereto as Schedule "A", be drawn up in the English language only . 9. Successors and Assigns All covenants and agreements of the Company in this Indenture and the Debentures shall bind its successors and assigns, whether so expressed or not . All covenants and agreements of the Trustee in this Indenture shall bind its successors . 10. Severability In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby . 11. Entire Agreement This Indenture and all supplemental indentures and Schedules hereto and thereto, and the Debentures issued hereunder and thereunder, together constitute the entire agreement between the parties hereto with respect to the indebtedness created hereunder and thereunder and under the

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 11 - Debentures and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets, whether oral or written, with respect to the indebtedness created hereunder or thereunder and under the Debentures . 12. Benefits of Indenture Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debentures, and the holders of Common Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture . 13. Applicable Law and Attornment This Indenture, any supplemental indenture and the Debentures shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts and with respect to any suit, action or proceedings relating to this Indenture, any supplemental indenture or any Debenture, the Company, the Trustee and each holder irrevocably submit and attorn to the non - exclusive jurisdiction of the courts of the Province of Ontario . 14. Currency of Payment Unless otherwise indicated in a supplemental indenture with respect to any particular series of Debentures, all payments to be made under this Indenture or a supplemental indenture shall be made in Canadian dollars . 15. Non - Business Days Whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other action shall be taken, as the case may be, unless otherwise specifically provided herein, on or as of the next succeeding Business Day without any additional interest, cost or charge to the Company . 16. Accounting Terms Except as hereinafter provided or as otherwise indicated in this Indenture, all calculations required or permitted to be made hereunder pursuant to the terms of this Indenture shall be made in accordance with IFRS . For greater certainty, IFRS shall include any accounting standards that may from time to time be approved for general application by the Canadian Institute of Chartered Accountants . 17. Calculations The Company shall be responsible for making all calculations called for hereunder including, without limitation, calculations of the Conversion Price, the Current Market Price and the Current Market Price for Interest . The Company shall make such calculations in good faith and, absent

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 12 - manifest error, the Company's calculations shall be final and binding on holders and the Trustee . The Company will provide a schedule of its calculations to the Trustee and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification . 18. Schedules (a) The following Schedules are incorporated into and form part of this Indenture: Schedule "A" – Form of Debenture Schedule "B" – Form of Transfer Schedule "C" – Form of Notice of Conversion Schedule "D" – Form of Declaration for Removal of Legend Schedule "E" – Form of Put Exercise Notice (b) In the event of any inconsistency between the provisions of any Section of this Indenture and the provisions of the Schedules which form a part hereof, the provisions of this Indenture shall prevail to the extent of the inconsistency . ARTICLE 2 THE DEBENTURES 1. Form and Terms of Debentures (a) The Debentures authorized for issue and which may be Authenticated and delivered under this Indenture are limited to an aggregate principal amount of up to $ 14 , 000 , 000 , may only be issued upon and subject to the conditions and limitations set forth herein and shall be designated as " 12 . 00 % Unsecured Convertible Debentures" . (b) The Debentures shall be issued in denominations of $ 1 , 000 and integral multiples of $ 1 , 000 . Each Debenture and the certificate of the Trustee endorsed thereon shall be issued in substantially the form set out in Schedule "A" , with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Board of Directors executing such Debenture in accordance with Section 2 . 3 , as conclusively evidenced by their execution of a Debenture . Each Debenture shall additionally bear such distinguishing letters and numbers as the Trustee shall approve . Notwithstanding the foregoing, a Debenture may be in such other form or forms as may, from time to time, be approved by a resolution of the Board of

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 13 - Directors, including as Uncertificated Debentures in accordance with Section 2 . 2 , or as specified in an Officer's Certificate . The Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another . The Debentures shall be issued in the form of definitive Debenture Certificates or as Uncertificated Debentures (unless a U . S . Legend applies), and shall bear the U . S . Legend, if applicable . (c) The Debentures shall be dated as of the Issue Date and shall mature on the Maturity Date . Subject to the terms and conditions hereof, the outstanding principal amount of the Debentures shall be repaid by the Company to the Debentureholders on the Maturity Date, together with all accrued and unpaid interest on the outstanding principal (the " Maturity Date Payment ") . (d) The Debentures shall bear interest from and including the Issue Date at the rate of 12 . 00 % per annum (based on a year of 365 days), payable in equal monthly payments on the third day of each calendar month (or the first Business Day after such date if not a Business Day) provided that : (i) the first interest payment will be payable on May 3 , 2019 and will be equal to $ 10 . 00 per $ 1 , 000 principal amount of Debentures ; and (ii) the last payment shall fall due on the Maturity Date payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded annually . Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day . The record date for the payment of interest on the Debentures will be the last day of each calendar month (or the first Business Day after such date if not a Business Day) (the " Interest Record Date ") . (e) At any time following the closing of the DenseLight Transaction and prior to the Maturity Date, holders of Debentures shall have a right to require the Company to purchase their Debentures in accordance with the provisions and conditions of Sec tion 4 . 1 . (f) In accordance with and subject to the provisions and conditions of Article 6 and Section 3 . 7 , the holder of each Debenture shall have the right at such holder's option, at any time following November 1 , 2019 and prior to 5 : 00 p . m . (Eastern time) on the earlier of : (i) the Business Day immediately preceding the Maturity Date (the " Time of Expiry ") ; and (ii) if subject to repurchase in accordance with the terms hereof, on the last Business Day immediately preceding the payment date applicable to such repurchase, subject to the satisfaction of certain conditions set forth herein, to convert all or any portion, being at a minimum $ 1 , 000 or an integral multiple thereof, of the principal amount of a Debenture into Units at the Conversion Price in effect on the Date of Conversion . The Conversion Price in effect on the date hereof for each Unit to be issued upon the conversion of Debentures shall be equal to $0.40 such that 2,500 Units shall be

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 14 - issued for each $ 1 , 000 . 00 principal amount of Debentures so converted . Except as provided in Section 6 . 5 , no adjustment in the number of Units to be issued upon conversion will be made for dividends or distributions on Common Shares issuable upon conversion, the record date for the payment of which precedes the date upon which the holder becomes a holder of Unit Shares in accordance with Article 6 . No fractional Unit Shares or Warrants will be issued and such fractions will be rounded down to the nearest whole Unit Share and Warrant without the payment of any compensation to the holder . The Conversion Price is subject to adjustment pursuant to the provisions of Section 6 . 5 . Debentureholders converting their Debentures will receive, in addition to the applicable number of Units, accrued and unpaid interest (less any taxes required to be deducted from such interest) in respect of the Debentures surrendered for conversion up to but excluding the Date of Conversion from, and including, the most recent Interest Payment Date in accordance with Section 6 . 4 (j) . For clarity, payment of such interest may, at the option of the Company, be paid on the next regularly scheduled Interest Payment Date following the Date of Conversion . Holders of Debentures surrendered for conversion on the opening of business on the Interest Payment Date will receive the monthly interest payable on such Debentures on the corresponding Interest Payment Date notwithstanding the conversion . The Conversion Price will not be adjusted for accrued interest . Notwithstanding any other provisions of this Indenture, if a Debenture is surrendered for conversion on an Interest Payment Date the Person or Persons entitled to receive Units in respect of the Debenture so surrendered for conversion shall not become the holder or holders of record of the Common Shares and Warrants forming part of such Units until the Business Day following such Interest Payment Date and, for clarity, any interest payable on such Debentures will be for the account of the holder of record of such Debentures at the close of business on the relevant Interest Record Date . A Debenture in respect of which a holder has accepted a Change of Control Offer pursuant to the provisions of subsection 2 . 1 (h) may be surrendered for conversion only if such acceptance is withdrawn in accordance with this Indenture . (g) The Company shall on or before 11 : 00 a . m . (Toronto time) on the earlier of A) the Business Day immediately preceding the Interest Payment Date or B) the Business Day immediately preceding the date that cheques are to be mailed in accordance with Section 2 . 10 , satisfy its Interest Obligation on the Debentures on any Interest Payment Date by delivering immediately available funds by wire transfer to the Trustee . (h) In connection with a Change of Control, and subject to the provisions and conditions of this subsection 2 . 1 (h), the Company shall be obligated to offer to

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 15 - purchase, and/or replace all of the Debentures then outstanding. The terms and conditions of such obligation are set forth below: (i) Not less than 30 days following the occurrence of a Change of Control, the Company shall deliver to the Trustee, and the Trustee shall promptly deliver to the holders of the Debentures, a notice stating that there has been a Change of Control and specifying the date on which such Change of Control occurred and the circumstances or events giving rise to such Change of Control (a " Change of Control Notice "), together with a cash offer in writing (the " Change of Control Offer ") to purchase on the Change of Control Purchase Date (as defined below), all (or any portion actually tendered to such offer) of the Debentures then outstanding from the holders thereof made in accordance with the requirements of Applicable Securities Legislation at a price equal to 100 % of the principal amount of the Debenture (the " Offer Price ") plus accrued and unpaid interest on such Debentures up to, but excluding, the Change of Control Purchase Date (collectively, the " Total Offer Price ") . If the Change of Control results in a new or continuing reporting issuer, a Debentureholder may elect, in lieu of payment from the Company of the Total Offer Price in respect of the Debentures held by it (or any portion thereof), to convert such Debentures into one or more replacement debentures of the resulting issuer, on substantially the same terms as the Debentures, in the aggregate principal amount of 100 % of the aggregate principal amount of such Debentures plus accrued and unpaid interest on such debentures . Upon receipt of a Change of Control Notice, a Debentureholder may also elect to convert all or any portion of the Debentures held by it into Units at the Conversion Price in accordance with the terms hereof at any time after November 1 , 2019 and on or prior to the last Business Day prior to the Change of Control Purchase Date . The " Change of Control Purchase Date " shall be the date that is 30 Business Days after the date that the Change of Control Notice and Change of Control Offer are delivered to holders of Debentures . Subject to Applicable Securities Legislation and Stock Exchange requirements the Company shall have no obligation to file or prepare any registration statement, prospectus or similar document in order to permit any Debentureholder to exercise such right . (ii) If 90 % or more in aggregate principal amount of Debentures outstanding, calculated on the date the Company provides the Change of Control Notice to holders of the Debentures, have been surrendered for purchase pursuant to the Change of Control Offer on the expiration thereof, the Company has the right upon written notice provided to the Trustee within 10 days following the expiration of the Change of Control Offer, to redeem all the Debentures remaining outstanding on the expiration of the Change of Control Offer at the Total Offer Price as at the Change of Control Purchase Date (the " 90 % Redemption Right ") .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 16 - (iii) Upon receipt of notice that the Company has exercised or is exercising the 90 % Redemption Right and is acquiring the remaining Debentures, the Trustee shall promptly provide written notice, such form of notice to be provided to it by the Company, to each Debentureholder that did not previously accept the Change of Control Offer that : (A) the Company has exercised the 90 % Redemption Right and is purchasing all outstanding Debentures as of the expiry of the Change of Control Offer at the Total Offer Price, and shall include a calculation of the amount payable to such holder as payment of the Total Offer Price as at the Change of Control Purchase Date ; (B) each such holder must surrender their Debentures to the Trustee on the same terms as those holders that accepted the Change of Control Offer and must send their respective Debentures, duly endorsed for transfer, to the Trustee within 10 days after the sending of such notice ; and (C) the rights of such holder under the terms of the Debentures and this Indenture cease to be effective as of the date of expiry of the Change of Control Offer provided the Company has, on or before the time of notifying the Trustee of the exercise of the 90 % Redemption Right, paid the Total Offer Price to, or to the order of, the Trustee and thereafter the Debentures shall not be considered to be outstanding and the holder shall not have any right except to receive such holder's aggregate Total Offer Price upon surrender and delivery of such holder's Debentures in accordance with the Indenture . (iv) The Company shall, on or before 11 : 00 a . m . (Toronto time) on the Business Day immediately prior to the Change of Control Purchase Date, deposit with the Trustee or any paying agent to the order of the Trustee by wire transfer, such sums of money as may be sufficient to pay the aggregate Total Offer Price of the Debentures to be purchased or redeemed by the Company on the Change of Control Purchase Date . The Company shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such purchase . Every such deposit shall be irrevocable . From the sums so deposited, in respect of the aggregate Total Offer Price, the Trustee shall pay or cause to be paid to the holders of such Debentures, the Total Offer Price to which they are entitled (less any tax required by law to be deducted in respect of accrued and unpaid interest) . (v) In the event that one or more of such Debentures being purchased in accordance with this subsection 2.1(h) becomes subject to purchase in part

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 17 - only, upon surrender of such Debentures for payment of the Total Offer Price, the Company shall execute and the Trustee shall Authenticate and deliver without charge to the holder thereof or upon the holder's order, one or more new Debentures for the portion of the principal amount of the Debentures not purchased . (vi) Debentures for which holders have accepted the Change of Control Offer and Debentures which the Company has elected to redeem in accordance with this subsection 2 . 1 (h) shall become due and payable at the Total Offer Price on the Change of Control Purchase Date, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after the Change of Control Purchase Date, if the money necessary to purchase or redeem the Debentures shall have been deposited as provided in this subsection 2 . 1 (h) and affidavits or other proofs satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Debentures shall cease . If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest . (vii) In case the holder of any Debenture to be purchased or redeemed in accordance with this subsec tion 2 . 1 (h) shall fail on or before the Change of Control Purchase Date to so surrender such holder's Debenture or shall not within such time accept payment of the monies payable or give such receipt therefor, if any, as the Trustee may require, such monies may be set aside in trust, without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and the Debentureholder shall have no other right except to receive payment of the monies so paid and deposited upon surrender and delivery of such holder's Debenture . In the event that any money required to be deposited hereunder with the Trustee or any depository or paying agent on account of the principal and/or the interest (if any) on Debentures issued hereunder shall remain so deposited for a period of four years from the Change of Control Purchase Date, then, subject to any applicable law regarding unclaimed property, such monies together with any accumulated interest thereon, or any distributions paid thereon, shall at the end of such period be paid over or delivered over by the Trustee or such depository or paying agent to the Company upon the Company's request and the Trustee shall not be responsible to Debentureholders for any amounts owing to them . Notwithstanding the foregoing, the Trustee will pay any remaining funds deposited hereunder on that date which is four years after the Change of Control Purchase Date (the " Unclaimed Funds Return Date ") to the Company upon receipt from the Company of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 18 - (viii) Subject to the provisions above related to Debentures purchased in part, all Debentures redeemed and paid under this subsection 2 . 1 (h) shall forthwith be delivered to the Trustee and cancelled and no Debentures shall be issued in substitution therefor . 2. Non - Certificated Deposit (a) Subject to the provisions hereof, at the Company's option, Debentures may be issued and registered in the name of CDS or its nominee and: (i) the deposit of which may be confirmed electronically by the Trustee to a particular Participant through CDS; and (ii) shall be identified by a specific CUSIP/ISIN as requested by the Company from CDS to identify each specific series of Debentures. (b) If the Company issues Debentures in a non - certificated format, Beneficial Holders of such Debentures registered and deposited with CDS shall not receive Debenture Certificates in definitive form and shall not be considered owners or holders thereof under this Indenture or any supplemental indenture . Beneficial interests in Debentures registered and deposited with CDS will be represented only through the non - certificated inventory system administered by CDS . Transfers of Debentures registered and deposited with CDS between Participants shall occur in accordance with the rules and procedures of CDS . Neither the Company nor the Trustee shall have any responsibility or liability for any aspects of the records relating to or payments made by CDS or its nominee, on account of the beneficial interests in Debentures registered and deposited with CDS . Nothing herein shall prevent the Beneficial Holders of Debentures registered and deposited with CDS from voting such Debentures using duly executed voting instruction forms . (c) All references herein to actions by, notices given or payments made to Debentureholders shall, where the Debentures are held through CDS, refer to actions taken by, or notices given or payments made to, CDS upon instruction from the Participants in accordance with its rules and procedures . For the purposes of any provision hereof requiring or permitting actions with the consent of or the direction of the Debentureholders evidencing a specified percentage of the aggregate Debentures outstanding, such direction or consent may be given by Beneficial Holders acting through CDS and the Participants owning Debentures evidencing the requisite percentage of the Debentures . The rights of a Beneficial Holder whose Debentures are held in CDS through Participants shall be established by law and agreements between such holders and CDS and the Participants upon instructions from the Participants . Each of the Trustee and the Company may deal with CDS for all purposes (including the making of payments for principal or interest) as the authorized representative of the respective Debentures and such dealing with CDS shall constitute satisfaction or performance, as applicable, of their respective obligations hereunder .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 19 - (d) For so long as the Debentures are held through CDS, if any notice or other communication is required to be given to Debentureholders, the Trustee will give such notices and communications to CDS in accordance with Section 11 . 2 . (e) If CDS resigns or is removed from its responsibility as Depository and the Company is unable or does not wish to locate a qualified successor, CDS shall provide the Trustee with instructions for registration of the Debentures in the names and in the amounts specified by CDS and the Company shall issue and the Trustee shall Authenticate and deliver the aggregate principal amount of Debentures then outstanding in the form of definitive Debentures Certificates representing such Debentures . (f) The rights of Beneficial Holders who hold securities entitlements in respect of the Debentures through non - certificated inventory system administered by CDS shall be limited to those established by applicable law and agreements between the Depository and the Participants and between such Participants and the Beneficial Holders who hold securities entitlements in respect of the Debentures through the non - certificated inventory system administered by CDS, and such rights must be exercised through a Participant in accordance with the rules and procedures of the Depository . (g) Notwithstanding anything herein to the contrary, none of the Company nor the Trustee nor any agent thereof shall have any responsibility or liability for: (i) the electronic records maintained by the Depository relating to any ownership interests or other interests in the Debentures or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any Person in any Debenture represented by an electronic position in the non - certificated inventory system administered by CDS (other than the Depository or its nominee) ; (ii) for maintaining, supervising or reviewing any records of the Depository or any Participant relating to any such interest; or (iii) any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Participant . 2.3 Execution of Debentures All Debenture Certificates shall be signed (either manually or by facsimile or other electronic signature) by any one authorized director or officer of the Company holding office at the time of signing . A facsimile or electronic signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the Person whose signature it purports to be . Notwithstanding the foregoing, if any Person whose signature, either manual or in facsimile or electronic form, appears on a Debenture as a director or officer no longer holds such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 20 - be valid and binding upon and enforceable against the Company and entitled to the benefits of this Indenture . 4. Authentication (a) No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been Authenticated by or on behalf of the Trustee substantially in the form set out in this Indenture, in a relevant supplemental indenture, or in some other form approved by the Trustee . Such Authentication on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid and binding obligation of the Company enforceable against the Company and the holder is entitled to the benefits hereof . (b) The Authentication of the Trustee of the Debentures, or interim Debentures hereinafter mentioned, shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof . The Authentication of the Trustee on the Debentures or interim Debentures shall, however, be a representation and warranty by the Trustee that the Debentures or interim Debentures have been duly Authenticated by or on behalf of the Trustee pursuant to the provisions of this Indenture . (c) The Trustee shall Authenticate Uncertificated Debentures (whether upon original issuance, exchange, registration of transfer or otherwise) by completing its Internal Procedures and the Company shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Debentures hereunder and that the holder or holders are entitled to the benefits of this Indenture . The register shall be final and conclusive evidence as to all matters relating to Uncertificated Debentures with respect to which this Indenture requires the Trustee to maintain records or accounts . In case of differences between the register at any time and any other time the register at the later time shall be controlling, absent manifest error and such Uncertificated Debentures are binding on the Company . 5. Interim Debenture Certificates Pending the delivery of definitive Debentures of any series to the Trustee, the Company may issue and the Trustee may Authenticate in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery ; or the Company may execute and the Trustee may Authenticate a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder and deliver the same to the Trustee and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Company and the Trustee may approve entitling the holders thereof to

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 21 - definitive Debentures of the series when the same are ready for delivery ; and, when so issued and Authenticated, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debenture Certificates, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made . Forthwith after the Company shall have delivered the definitive Debenture Certificates to the Trustee, the Trustee shall cancel such temporary Debentures, if any, and shall call in for exchange all interim Debenture Certificates that shall have been issued and forthwith after such exchange shall cancel the same . No charge shall be made by the Company to the holders of such interim or temporary Debentures Certificates for the exchange thereof . 6. Mutilation, Loss, Theft or Destruction In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed, the Company, in its discretion, may issue, and thereupon the Trustee shall Authenticate and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder . In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such evidence of the loss, theft or destruction of the Debenture as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion . The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture . 7. Concerning Interest (a) Except as may otherwise be provided in this Indenture or in a Written Direction of the Company and subject to Section 2 . 1 (d) with respect to the calculation of interest in respect of the initial interest payment to be paid on the Debentures, all Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest (i) from and including the Issue Date, or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures, whichever shall be the later, in all cases, to and excluding the next Interest Payment Date . (b) Unless otherwise specifically provided in the terms of the Debentures, interest shall be computed on the basis of a year of 365 days . With respect to any series of Debentures, whenever interest is computed on the basis of a year (the " deemed year ") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 22 - 8. Debentures to Rank Pari Passu The Debentures will be direct unsecured subordinated obligations of the Company . Each Debenture will rank pari passu with each other Debenture and subject to statutory preferred exceptions, with all other present and future subordinated and unsecured indebtedness of the Company, other than Senior Indebtedness, to the extent that such other existing and future subordinated unsecured indebtedness of the Company is subordinated on the same terms . 9. Payments of Amounts Due on Maturity Payments of amounts due upon maturity of the Debentures will be made in the following manner . The Company will establish and maintain with the Trustee a Maturity Account for each series of Debentures . Each such Maturity Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture . On or before 11 : 00 a . m . (Toronto time) on the Business Day immediately prior to each Maturity Date for Debentures outstanding from time to time under this Indenture, the Company will deliver to the Trustee a wire transfer for deposit in the applicable Maturity Account in an amount sufficient to pay the cash amount payable in respect of such Debentures (including the Maturity Date Payment together with any accrued and unpaid interest thereon less any tax required by law to be deducted) . The Trustee, on behalf of the Company, will pay to each holder entitled to receive payment of the principal and the interest (if any) on the Debenture, upon surrender of the Debenture at the Toronto office of the Trustee designated for such purpose from time to time by the Company and the Trustee . The delivery of such funds to the Trustee for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Company for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled . 10. Payment of Interest Subject to the provisions of Section 2 . 1 (g) , as interest becomes due on each Debenture (except, subject to certain exceptions set forth herein including conversion, when interest may at the option of the Company be paid upon surrender of such Debenture), the Company, either directly or through the Trustee or any agent of the Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Trustee, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Debenture appearing on the registers maintained by the Trustee at the close of business on the applicable Interest Record Date and addressed to the holder at the holder's last address appearing on the register, unless such holder otherwise directs . If payment is made by cheque, such cheque shall be forwarded at least three days prior to each date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds, provided the Trustee must receive confirmation of receipt of funds prior to being able to wire funds to holders), such payment shall be made in a manner whereby the holder receives credit for such payment on the Interest Payment Date . The Trustee shall only mail in advance of any Interest Payment Date if it is already in clear receipt of the funds which it is forwarding . The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 23 - of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation . In the event of non - receipt of any cheque for or other payment of interest by the Person to whom it is so sent as aforesaid, the Company will issue to such Person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non - receipt as it shall reasonably require and upon being indemnified to its satisfaction . Notwithstanding the foregoing, if the Company is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Company may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above . In respect of Uncertificated Debentures, all payments of cash interest shall be made by wire funds transfers made payable : (i) to the Depository or its nominee, unless the Company and CDS otherwise agree ; or (ii) if the Company wishes to have the Trustee act as interest paying agent, to the Trustee by no later than 11 : 00 a . m . on the Business Day prior to the Interest Payment Date for subsequent payment to the Depositary for payment to Beneficial Holders of the applicable Uncertificated Debenture via its participants . None of the Company, the Trustee or any agent of the Trustee for any Debenture issued as an Uncertificated Debenture will be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Uncertificated Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests . For greater certainty, it is acknowledged and agreed that under no circumstances will the Trustee be responsible for any tax withholding which may be required in connection with the Debentures . It is further acknowledged and agreed that any tax withholding in connection with the Uncertificated Debentures will be done by Participants of CDS, in accordance with their customary practices and procedures . 2.11 Canadian Legend The certificates or other instruments representing the Debentures, and the certificates representing any Unit Shares or Warrants issued upon conversion of such Debentures, if issued prior to the expiration of the applicable hold period, will bear the following legend in accordance with Applicable Securities Legislation : "UNLESS PERMITTED BY SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 4 , 2019 . " And, if required by the policies of the TSX - V, the certificates or ownership statements representing the Debentures (and any replacement certificate or ownership statement issued prior to the expiration of the applicable hold periods), if any, will bear a legend substantially in the following form : "WITHOUT THE PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 24 - APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL AUGUST 4 , 2019 . " 12. U.S. Legend (a) The Debentures and the Common Shares and Warrants issuable upon conversion thereof have not been and will not be registered under the U . S . Securities Act or any state securities laws . To the extent that Debentures are issued to U . S . Purchasers, such Debentures and all Common Shares and Warrants issuable on conversion thereof (together, the " Legended Securities ") shall bear the following legend (the " U . S . Legend ") until such time as the same is no longer required under applicable requirements of the U . S . Securities Act or state securities laws : "THE SECURITIES REPRESENTED HEREBY [IN THE CASE OF DEBENTURES AND WARRANTS : AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 , AS AMENDED (THE "SECURITIES ACT"), OR ANY LAWS OF ANY STATE OF THE UNITED STATES . THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF POET TECHNOLOGIES INC . (THE "CORPORATION") THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U . S . SECURITIES ACT PROVIDED BY : (1) RULE 144 THEREUNDER, IF AVAILABLE ; OR (2) RULE 144 A THEREUNDER, IF AVAILABLE, AND IN BOTH CASES, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(1) OR (D) ABOVE, THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT . DELIVERY OF THIS CERTIFICATE MAY NOT

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 25 - CONSTITUTE " G OO D DEL IVERY" IN S ETT L E M E NT O F TRANSACTIONS ON STOCK EXCHANGES IN CANADA." provided, that if such Legended Securities are being transferred in compliance with the requirements of Rule 904 of Regulation S under the U . S . Securities Act and subject to the expiry of any hold or restricted period under Canadian securities laws, the above legend may be removed by providing a declaration to the transfer agent for the applicable securities to the following effect (or as the Company may prescribe from time to time) (together with any other evidence required by the transfer agent for the applicable securities, which may, without limitation, include an opinion of counsel of recognized standing reasonably satisfactory to the Company, to the effect that such legend is no longer required under the applicable requirements of the U . S . Securities Act) : "The undersigned (a) acknowledges that the sale of of POET Technologies Inc . (the " Corporation ") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933 , as amended (the " U . S . Securities Act "), and (b) certifies that (1) the undersigned is not an "affiliate" (as that term is defined in Rule 405 under the U . S . Securities Act) of the Corporation (other than an officer or director of the Corporation who is an affiliate solely by virtue of holding such position), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144 (a)(3) under the U . S . Securities Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U . S . Securities Act, is part of a plan or scheme to evade the registration provisions of the U . S . Securities Act . Terms used herein have the meanings given to them by Regulation S under the U . S . Securities Act . " (b) The parties hereto hereby acknowledge and agree that the Legended Securities may not be reoffered, or resold, pledged or otherwise transferred except : (i) to the Company ; (ii) outside the United States in accordance with Rule 904 of Regulation S and in compliance with applicable local laws and regulations ; (iii) in compliance with the exemption from registration under the U . S . Securities Act provided by (A) Rule 144 under the U . S . Securities Act, if available or (B) Rule 144 A under the U . S . Securities Act, if available, and, in each case, in accordance with applicable

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 26 - state securities laws ; or (iv) in another transaction that does not require registration under the U . S . Securities Act or any applicable state securities laws . (c) If required by the U . S . Securities Act or any applicable state securities laws, certificates representing Debentures issued pursuant to transfers of Debentures shall bear the legend set forth in Section 2 . 12 (a) above and the Company will provide direction to the Trustee to affix such legends to the applicable Debenture Certificates . ARTICLE 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP 1. Fully Registered Debentures (a) With respect to Debentures issuable as Fully Registered Debentures, the Company shall cause to be kept by and at the principal offices of the Trustee in Toronto, Ontario and by the Trustee or such other registrar as the Company, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Company may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of Fully Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of Fully Registered Debentures . Such registration shall be noted on the Debentures by the Trustee or other registrar unless a new Debenture shall be issued upon such transfer . (b) No transfer of a Fully Registered Debenture shall be valid unless made on such register referred to in subsection 3 . 1 (a) by the registered holder or such holder's executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Trustee upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe, or unless the name of the transferee shall have been noted on the Debenture by the Trustee or other registrar . 2. Transfer and Exchange of Restricted Debentures (a) Transfer and Exchange of Restricted Debentures for Unrestricted Physical Debentures . A Restricted Debenture may be exchanged by the holder thereof for an Unrestricted Physical Debenture or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Debenture if the Trustee receives a certificate from such holder in the form of Schedule "B" – Form of Transfer, including the certification in item (B) or (C)(i), and an opinion of counsel (or, if applicable, other evidence of exemption) in form reasonably satisfactory to the Company which provides for the removal of the U . S . Legend .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 27 - (b) Transfer and Exchange of Restricted Debentures for Restricted Debentures. A Restricted Debenture may be exchanged by the holder thereof for a Restricted Debenture or transferred to a Person who takes delivery thereof in the form of a Restricted Debenture if the Trustee receives a certificate from such holder in the form of Schedule "B" – Form of Transfer, and an opinion of counsel or other evidence of exemption in form reasonably satisfactory to the Company which does not provide for the removal of the U . S . Legend . 3. Transferee Entitled to Registration The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set - off or counterclaim between the Company and the transferor or any previous holder of such Debenture, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction . Upon surrender for registration of transfer of Debentures, the Company shall issue and thereupon the Trustee shall Authenticate and deliver a new Debenture Certificate or confirm the electronic deposit of Uncertificated Debentures of like tenor in the name of the designated transferee and register such transfer in accordance with Section 3 . 1 (b) . If less than all the Debentures evidenced by the Debenture Certificate(s) or Uncertificated Debentures so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Debenture Certificate or electronically deposited Uncertificated Debentures registered in his name evidencing the Debentures not transferred . 4. No Notice of Trusts Neither the Company nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the Person registered as the holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof . 5. Registers Open for Inspection The register referred to in Section 3 . 1 shall at all reasonable times be open for inspection by the Company, the Trustee or any Debentureholder . Every registrar, including the Trustee, shall from time to time when requested so to do by the Company, in writing, furnish the Company with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Trustee shall be entitled to charge a reasonable fee to the Company to provide such a list . 6. Exchanges of Debentures (a) Subject to Sections 3.1 and 3.7 , Debentures in any authorized form or denomination, other than Uncertificated Debentures, may be exchanged for

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 28 - Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged . (b) In respect of exchanges of Debentures permitted by subsection 3 . 6 (a) , Debentures of any series may be exchanged only at the principal offices of the Trustee in the city of Toronto, Ontario or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Company with the approval of the Trustee . Any Debentures tendered for exchange shall be surrendered to the Trustee . The Company shall execute and the Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid . All Debentures surrendered for exchange shall be cancelled . (c) Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect . 7. Closing of Registers (a) Neither the Company nor the Trustee nor any registrar shall be required to: (i) issue, make transfers or exchanges or convert any Fully Registered Debentures between the Interest Record Date and any Interest Payment Date for such Debentures ; (ii) make transfers or exchanges of, or convert any Debentures, on or one Business Day prior to the Change of Control Purchase Date; or (iii) make transfers, exchanges, or conversions of any Debentures on the Maturity Date. (b) Subject to any restriction herein provided, the Company with the approval of the Trustee may at any time close the register of Debentures, other than those kept at the principal offices of the Trustee in Toronto, Ontario, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register . Notice of such transfer shall be given to the holders of such Debentures . 3.8 Charges for Registration, Transfer and Exchange For each Debenture exchanged, registered, transferred or discharged from registration, the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge to the Company for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Trustee and the Company), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp taxes

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 29 - or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto . Notwithstanding the foregoing provisions, no charge shall be made to the Debentureholders hereunder : (a) for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures ; (b) for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2 . 5 for a definitive Debenture ; or (c) for any exchange of an Uncertificated Debenture as contemplated in Sec tion 3.1 . 9. Ownership of Debentures (a) Unless otherwise required by law, the Person in whose name any registered Debenture is registered shall for all purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal and/or the interest (if any) thereon shall be made to such registered holder . (b) The registered holder for the time being of any registered Debenture shall be entitled to the principal and/or the interest (if any) evidenced by such instruments, respectively, free from all equities or rights of setoff or counterclaim between the Company and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt of any such registered holder for any such principal and/or the interest (if any) shall be a good discharge to the Trustee, any registrar and to the Company for the same and none shall be bound to inquire into the title of any such registered holder . (c) Where Debentures are registered in more than one name, the principal and/or the interest (if any) from time to time payable in respect thereof may, upon the delivery of such reasonable requirements as the Trustee may prescribe, be paid to the order of any one of such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustee, any registrar and to the Company . (d) In the case of the death of one or more joint holders of any Debenture the principal and/or the interest (if any) payable thereon may upon the transfer of such Debenture be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any registrar and to the Company .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 30 - ARTICLE 4 PURCHASE OF DEBENTURES 1. Put Right upon Closing of DenseLight Transaction Upon the closing of the DenseLight Transaction and subject to the provisions and conditions of this Section 4 . 1 , holders of Debentures shall have a right to require the Company to purchase their Debentures . The terms and conditions of such right are set forth below : (a) Following the closing of the DenseLight Transaction and prior to the Maturity Date, each holder of Debentures shall have the right (the " Put Right ") to require the Company to purchase, on the last day of each calendar month (or the first Business Day after such date if not a Business Day) (each, a " Put Date "), all or any part of such holder's outstanding Debentures in accordance with the requirements of Applicable Securities Legislation in cash at a price equal to the principal amount thereof (the " Put Price ") plus accrued and unpaid interest, if any, on such Debentures up to, but excluding, the Put Date (collectively, the " Total Put Price "), in accordance with and subject to the terms of this Section 4 . 1 . If less than the full principal amount of such Debentures is being put to the Company, such amount must be $ 1 , 000 or integral multiples thereof . (b) The Company will, as soon as practicable, and in any event no later than three Business Days after the closing of the DenseLight Transaction, give written notice to the Trustee of the closing of the DenseLight Transaction . The Trustee will, as soon as practicable thereafter, and in any event no later than two Business Days after receiving notice from the Company of the closing of the DenseLight Transaction, provide written notice to the holders of Debentures of the closing of the DenseLight Transaction (the " Put Right Notice ") . The Put Right Notice shall be prepared by the Company and shall include (i) a brief description of the DenseLight Transaction ; and (ii) details of the Put Right under the terms of this Indenture . (c) To exercise the Put Right, the applicable holder of Debentures must deliver to the Trustee, not less than five Business Days prior to the applicable Put Date (such date, in each calendar month, the " Monthly Put Right Deadline "), written notice of such holder's intent to exercise such right in the form attached hereto as Schedule "E", together with the Debentures with respect to which the Put Right is being exercised, duly endorsed for transfer or, with respect to a Global Debenture, such Depository shall deliver such Global Debenture to the Trustee who shall make notations on the Global Debenture of the principal amount thereof with respect to which the right is being exercised . For greater certainty, any Debentures delivered subsequent to the Monthly Put Right Deadline shall be deemed to have been delivered for purchase by the Company pursuant to the Put Right in the next calendar month . (d) Debentures for which holders have exercised the Put Right shall become due and payable at the Total Put Price on the third Business Day following each Put Date

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 31 - (each, a " Payment Date "), in the same manner and with the same effect as if the Put Date were the date of maturity specified in such Debentures . Notwithstanding anything therein or herein to the contrary, and from and after such Put Date, if the funds necessary to purchase or redeem the Debentures shall have been deposited as provided in Sec tion 4 . 1 (h) and affidavits or other proofs satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Debentures shall cease . If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest . (e) The maximum aggregate principal amount of Debentures that may be surrendered by holders of Debentures for purchase by the Company pursuant to the Put Right in any calendar month is $ 1 , 000 , 000 (the " Maximum Monthly Put Right Amount ") . (f) If the Total Put Price of the Debentures delivered to the Trustee during a calendar month to be purchased by the Company pursuant to the Put Right on the Put Date applicable to such calendar month exceeds the Maximum Monthly Put Right Amount, the Debentures to be purchased or redeemed by the Company from each holder under this Section 4 . 1 shall be reduced on a pro rata basis (in the minimum amount of $ 1 , 000 or multiples of $ 1 , 000 ) such that the Total Put Price to be paid by the Company for such Debentures shall be equal to the Maximum Monthly Put Right Amount . (g) In the event that one or more of such Debentures being purchased in accordance with this Section 4 . 1 becomes subject to purchase in part only, (i) if such Debentures are not in the form of a Global Debenture, upon surrender of such Debentures for payment of the Total Put Price, the Company shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon the holder's order, one or more new Debentures for the portion of the principal amount of the Debentures not purchased, or (ii) with respect to a Global Debenture, the Depository shall deliver such Global Debenture to the Trustee who shall make notations on the Global Debenture of the principal amount thereof so purchased . (h) The Company shall, on or before 11 : 00 a . m . (Toronto time) on the Business Day immediately prior to each Payment Date, deposit with the Trustee or any paying agent to the order of the Trustee, such funds as may be sufficient to pay the Maximum Monthly Put Right Amount or such lesser principal amount of Debentures as have been delivered to the Trustee for purchase by the Company prior to the applicable Monthly Put Right Deadline . The Company shall satisfy this requirement by providing the Trustee or paying agent with an electronic funds transfer for such amounts required under this Section 4 . 1 . To the extent requested by the Trustee, the Company shall also deposit with the Trustee funds sufficient to pay any charges or expenses which may be reasonably incurred by the Trustee in connection with such purchase and/or redemption, as the case may be . From the sums so deposited, the Trustee shall pay or cause to be paid to the holders of such

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 32 - Debentures, the Total Put Price to which they are entitled on the Company's purchase or redemption . The Trustee shall not be responsible for calculating the amount owing but shall be entitled to rely on the Written Direction of the Company specifying the payments to be made . (i) Subject to the provisions above related to Debentures purchased in part, all Debentures redeemed and paid under this Section 4 . 1 shall forthwith be delivered to the Trustee and cancelled and no Debentures shall be issued in substitution therefor . (j) The Company will comply with all Applicable Securities Legislation in the event that the Company is required to repurchase Debentures pursuant to this Section 4.1 . 2. Purchase of Debentures by the Company (a) Subject to regulatory approval, unless otherwise specifically provided with respect to a particular series of Debentures, the Company may, if it is not at the time in default hereunder and provided that no Event of Default has occurred and is continuing, at any time and from time to time, purchase Debentures in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract, at any price . All Debentures so purchased will be delivered to the Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor . (b) If, upon an invitation for tenders, more Debentures are tendered at the same lowest price than the Company is prepared to accept, the Debentures to be purchased by the Company shall be selected by the Trustee on a pro rata basis from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price . For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only . The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Trustee shall Authenticate and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to an Uncertificated Debenture, the Depository shall electronically deposit the unpurchased part so surrendered . ARTICLE 5 SUBORDINATION OF DEBENTURES 5.1 Applicability of Article The indebtedness, liabilities and obligations of the Company hereunder (except as provided in Section 12 . 13 ) or under the Debentures, whether on account of principal, premium, if any, interest or otherwise, but excluding the issuance of Unit Shares and Warrants upon any conversion

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 33 - pursuant to Article 6 (collectively, the " Debenture Liabilities "), shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in the following Sections of this Article 5 , to the full and final payment of all Senior Indebtedness, and each holder of any such Debenture by his acceptance thereof agrees to and shall be bound by the provisions of this Article 5 . 2. Order of Payment In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Company, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or voluntary winding - up of the Company, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Company : (a) all Senior Indebtedness shall first be paid in full, or provision made for such payment, before any payment is made on account of Debenture Liabilities ; (b) any payment or distribution of assets of the Company, whether in cash, property or securities, to which the holders of the Debentures or the Trustee on behalf of such holders would be entitled except for the provisions of this Article 5 , shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness ; (c) the Senior Creditors or a receiver or a receiver - manager of the Company or of all or part of its assets or any other enforcement agent may sell, mortgage or otherwise dispose of the Company's assets in whole or in part, free and clear of all Debenture Liabilities and without the approval of the Debentureholders or the Trustee or any requirement to account to the Trustee or the Debentureholders ; and (d) the rights and priority of the Senior Indebtedness and the subordination pursuant hereto shall not be affected by : (i) whether or not the Senior Indebtedness is secured; (ii) the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the Senior Security ; (iii) the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 34 - (iv) the taking of any collection, enforcement or realization proceedings pursuant to the Senior Security; (v) the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditors, or any of them or the Debentureholders or any of them to any money or property of the Company ; (vi) the failure to exercise any power or remedy reserved to the Senior Creditors under the Senior Security or to insist upon a strict compliance with any terms thereof ; (vii) whether any Senior Security is now perfected, hereafter ceases to be perfected, is voidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses ; (viii) the date of giving or failing to give notice to or making demand upon the Company; or (ix) any other matter whatsoever. 3. Subrogation to Rights of Holders of Senior Indebtedness Subject to the prior payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Debentures but for the provisions hereof until the principal of, premium, if any, and interest on the Debentures shall be paid in full, and no such payments or distributions to the holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Indebtedness, shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of Debentures, be deemed to be a payment by the Company to the holders of the Senior Indebtedness or on account of the Senior Indebtedness, it being understood that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand . The Trustee, for itself and on behalf of each of the Debentureholders, hereby waives any and all rights to require a Senior Creditor to pursue or exhaust any rights or remedies with respect to the Company or any property and assets subject to any Senior Security or in any other manner to require the orderly disposition of property, assets or security in connection with the exercise by the Senior Creditors of any rights, remedies or recourses available to them . 4. Obligation to Pay Not Impaired Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 35 - and unconditional, to pay to the holders of the Debentures the principal of, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness . 5. Payment on Debentures Permitted Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Company to make, or prevent the Company from making, at any time except as prohibited by Sections 5 . 2 , any payment of principal of or, premium, if any, or interest on the Debentures . The fact that any such payment is prohibited by Sections 5 . 2 shall not prevent the failure to make such payment from being an Event of Default hereunder . Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures or, except as prohibited by Sections 5 . 2 , the application by the Trustee of any monies deposited with the Trustee hereunder for the purpose, to the payment of or on account of the Debenture Liabilities . 6. Knowledge of Trustee Notwithstanding the provisions of this Article 5 or any provision in this Indenture or in the Debentures contained, the Trustee will not be charged with knowledge of any Senior Indebtedness or of any default in the payment thereof, or of the existence of any Event of Default or any other fact that would prohibit the making of any payment of monies to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee has received written notice thereof from the Company, any Debentureholder or any Senior Creditor . 7. Trustee May Hold Senior Indebtedness The Trustee is entitled to all the rights set forth in this Article 5 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Trustee of any of its rights as such holder . 8. Rights of Holders of Senior Indebtedness Not Impaired No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non - compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with . 9. Altering the Senior Indebtedness The holders of the Senior Indebtedness have the right to extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Company, all without notice to or consent of the

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 36 - Debentureholders or the Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders . 10. Additional Indebtedness This Indenture does not restrict the Company from incurring additional indebtedness for borrowed money or other obligations or liabilities (including Senior Indebtedness) or mortgaging, pledging or charging its properties to secure any indebtedness or obligations or liabilities . 11. Right of Debentureholder to Convert Not Impaired The subordination of the Debentures to the Senior Indebtedness and the provisions of this Article 5 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 6 . 12. Invalidated Payments In the event that any of the Senior Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Senior Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article 5 shall be reinstated and the provisions of this Article 5 shall again be operative until all Senior Indebtedness is repaid in full, provided that such reinstatement shall not give the Senior Creditors any rights or recourses against the Trustee or the Debentureholders for amounts paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement . 13. Contesting Security The Trustee, for itself and on behalf of the Debentureholders, agrees that it shall not contest or bring into question the validity, perfection or enforceability of any of the Senior Indebtedness, the Senior Security, or the relative priority of the Senior Security . ARTICLE 6 CONVERSION OF DEBENTURES 1. Applicability of Article (a) Any Debentures issued hereunder will be convertible into Units comprised of Unit Shares and Warrants, at the Conversion Price in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and shall have been expressed in this Indenture (including subsection 2 . 1 (f) and Section 3 . 7 hereof), in such Debentures, in an Officer's Certificate, or in a supplemental indenture authorizing or providing for the issue thereof . (b) Such right of conversion shall extend only to the maximum number of whole Unit Shares and Warrants into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted . Fractional interests in Unit Shares and Warrants shall be adjusted for in the manner provided in Subsection 6 . 1 (c) .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 37 - (c) The Company shall not be required to issue fractional Unit Shares or fractional Warrants upon the conversion of Debentures into Units pursuant to this Article . Fractional Unit Shares or Warrants will be rounded down to the nearest whole Unit Share and Warrant without the payment of any compensation to the holder . If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Unit Shares and whole Warrants issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted . (d) The Company covenants with the Trustee that it will at all times reserve and keep available out of its authorized Common Shares and Warrants (if the number thereof is or becomes limited), solely for the purpose of issue upon conversion of Debentures as in this Article provided, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Unit Shares as shall then be issuable upon the conversion of all outstanding Debentures, including such number of Warrant Shares as shall then be issuable upon due exercise of the Warrants in accordance with the terms of the Warrant Indenture . The Company covenants with the Trustee that all Common Shares which shall be so issuable shall be duly and validly issued as fully - paid and non - assessable . 2. Notice of Expiry of Conversion Privilege Notice of the expiry of the conversion privileges of the Debentures shall be given by or on behalf of the Company, not more than 60 days and not less than 30 days prior to the Maturity Date, in the manner provided in Section 11 . 2 . 3. Revival of Right to Convert If the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer to purchase by the Company pursuant to Section 2 . 1 (h) is not made on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Company’s offer, respectively . 4. Manner of Exercise of Right to Convert (a) The holder of a Debenture desiring to convert such Debenture in whole or in part into Units shall surrender such Debenture to the Trustee at its principal office in the City of Toronto, Ontario together with the conversion notice in the form of Schedule "C" or any other written notice in a form satisfactory to the Trustee, duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising his right to convert such Debenture in accordance with the provisions of this Article ; provided that with respect to an Uncertificated Debenture, registration and surrender of interests in the Debentures will be made only through the Depositary's non - certificated system . Thereupon such Debentureholder or, subject to payment of all

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 38 - applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee(s) or assignee(s) shall be entitled to be entered in the books of the Company as at the Date of Conversion (or such later date as is specified in subsection 6 . 4 (g) ) as the holder of the number of Unit Shares and Warrants, as applicable, comprising the Units into which such Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Company shall deliver to such Debentureholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Common Shares and Warrants or deposit such Unit Shares and Warrants through the Depository's non - certificated system and make or cause to be made any payment of interest to which such holder is entitled in accordance with subsection 6 . 4 (j) . (b) A Beneficial Holder may exercise the right evidenced by a Debenture to receive Unit Shares and Warrants by causing a Participant to deliver to the Depository on behalf of the Beneficial Holder, a notice of such Beneficial Holder's intention to convert the Debentures in a manner acceptable to the Depository . Forthwith upon receipt by the Depository of such notice, the Depository shall deliver to the Trustee a Transaction Instruction confirming its intention to convert Debentures in a manner acceptable to the Trustee, including by electronic means through the non - certificated inventory system . (c) A notice in form acceptable to the Participant from such Beneficial Holder should be provided to the Participant sufficiently in advance so as to permit the Participant to deliver notice to the Depository and for the Depository in turn to deliver notice to the Trustee prior to the Time of Expiry . The Depository will initiate the exercise by way of the Transaction Instruction and the Trustee will execute the exercise by issuing to the Depository through the non - certificated inventory system the Common Shares and Warrants to which the exercising Debentureholder is entitled pursuant to the conversion . (d) By causing a Participant to deliver notice to the Depository, a Debentureholder shall be deemed to have irrevocably surrendered his or her Debentures so exercised and appointed such Participant to act as his or her exclusive settlement agent with respect to the conversion and the receipt of the Common Shares and Warrants in connection with the obligations arising from such conversion . (e) Any notice which the Depository determines to be incomplete, not in proper form, or not duly - executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby . A failure by a Participant to exercise or to give effect to the settlement thereof in accordance with the Debentureholder's instructions will not give rise to any obligations or liability on the part of the Company or Trustee to the Participant or the Debentureholder . (f) Any Transaction Instruction referred to in this Section 6.4 shall be signed by the registered Debentureholder, or its executors or administrators or other legal

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 39 - representatives or an attorney of the registered Debentureholder, duly appointed by an instrument in writing satisfactory to the Trustee but such exercise form need not be executed by the Depository . (g) For the purposes of this Article, subject to Section 3 . 7 , a Debenture shall be deemed to be surrendered for conversion on the date (herein called the " Date of Conversion ") on which it is so surrendered when the register of the Trustee is open and in accordance with the provisions of this Article or, in the case of an Uncertificated Debenture which the Trustee received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by mail or other means of transmission, on the date on which it is received by the Trustee at one of its offices specified in subsection 6 . 4 (a) ; provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares and Warrants is closed, the Person or Persons entitled to receive Unit Shares and Warrants shall become the holder or holders of record of such Unit Shares and Warrants as at the date on which such registers are next reopened . (h) Any part, being $ 1 , 000 or an integral multiple thereof, of a Debenture in a denomination in excess of $ 1 , 000 or an integral multiple thereof may be converted as provided in this Article and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such parts . (i) The holder of any Debenture of which only a part is converted shall, upon the exercise of his right of conversion surrender such Debenture to the Trustee in accordance with subsection 6 . 4 (a) , and the Trustee shall cancel the same and shall without charge to the Debentureholder forthwith Authenticate and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered or, with respect to an Uncertificated Debenture, registration and surrender of interests in the Debentures will be made only through the Depositary's non - certificated system . (j) The holder of a Debenture surrendered for conversion in accordance with this Section 6 . 4 shall be entitled to receive accrued and unpaid interest in respect thereof, in cash, up to but excluding the Date of Conversion and the Unit Shares and Warrants issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to subsection 6 . 4 (g) , from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non - assessable Common Shares and Warrants . 6.5 Adjustment of Conversion Price Subject to the requirements of the Stock Exchange, the Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 40 - (a) If and whenever at any time during the Adjustment Period, the Company shall: (i) fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend or otherwise ; (ii) fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable or exercisable for or convertible into Common Shares ; (iii) subdivide, re - divide or change its then outstanding Common Shares into a greater number of Common Shares; or (iv) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares, (any of such events in Sections 6 . 5 (a)(i), 6 . 5 (a)(ii) , 6 . 5 (a)(iii) and 6 . 5 (a)(iv) above being herein called a " Common Share Reorganization "), then the Conversion Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Conversion Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction : (i) the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization ; and (ii) the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable or exercisable for or convertible into Common Shares, the number of Common Shares that would have been outstanding had such securities been exchanged or exercised for or converted into Common Shares on such date) . To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 6 . 5 (a) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable or exercisable for or convertible into Common Shares, the Conversion Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right . (b) If at any time during the Adjustment Period, the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 41 - outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the " Rights Period "), to subscribe for or purchase Common Shares or securities exchangeable or exercisable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable or exercisable for or convertible into Common Shares, at an exchange, exercise or conversion price per share) at the date of issue of such securities of less than 95 % of the Current Market Price of the Common Shares on such record date (any of such events being called a " Rights Offering "), the Conversion Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Conversion Price in effect on such record date by a fraction : (i) the numerator of which shall be the aggregate of (1) the number of Common Shares outstanding on the record date for the Rights Offering, and (2) the quotient determined by dividing (A) either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange, exercise or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged, exercised or converted, as the case may be, by (B) the Current Market Price of the Common Shares as of the record date for the Rights Offering ; and (ii) the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable or exercisable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged, exercised or converted) . If by the terms of the rights, options, or warrants referred to in this Section 6 . 5 (b) , there is more than one purchase, exchange, exercise or conversion price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate exchange, exercise or conversion price of the exchangeable, exercisable or convertible securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, exchange, exercise or conversion price per Common Share, as the case may be . Any Common Shares owned by or held for the account of the Company

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 42 - shall be deemed not to be outstanding for the purpose of any such calculation . To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 6 . 5 (b) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants referred to in this Section 6 . 5 (b) , the Conversion Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right . To the extent that such Rights Offering is not ultimately so made, the Conversion Price shall then be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed . (c) If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of : (i) shares of the Company of any class other than Common Shares; (ii) rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable or exercisable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable or exercisable for or convertible into Common Shares at an exchange, exercise or conversion price per share) on the record date for the issue of such securities to the holder of at least 95 % of the Current Market Price of the Common Shares on such record date) ; (iii) evidences of indebtedness of the Company; or (iv) any property or other assets of the Company; and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non - excluded events being herein called a " Special Distribution "), the Conversion Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Conversion Price by a fraction : (1) the numerator of which shall be the difference between (A) the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 43 - (B) the fair value, as determined by the directors of the Company and subject to approval by the TSXV, to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and (2) the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date . Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of such calculation . To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 6 . 5 (c) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares referred to in this Section 6 . 5 (c), the Conversion Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right . (d) If at any time during the Adjustment Period there shall occur: (i) a reclassification or redesignation of the Common Shares, a change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization ; (ii) a consolidation, amalgamation, arrangement or merger of the Company with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities ; or (iii) the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity; (any of such events being called a " Capital Reorganization "), after the effective date of the Capital Reorganization the Debentureholder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon the conversion of the Debentures, in lieu of the number of Units to which the Debentureholder was theretofore entitled upon the conversion of the Debentures, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Debentureholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Debentureholder had been the registered holder of the number of Units which the

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 44 - Debentureholders was theretofore entitled to purchase or receive upon the conversion of the Debentures . If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Indenture with respect to the rights and interests thereafter of the Debentureholder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the conversion of the Debentures . (e) If at any time during the Adjustment Period the Company shall fix a record date for the payment of a cash dividend or distribution to the holders of all or substantially all of the outstanding Common Shares (other than dividends paid in the ordinary course, once initiated under a dividend policy approved by the board of directors), the Conversion Price shall be adjusted immediately after such record date so that it shall be equal to the price determined by multiplying the Conversion Price in effect on such record date by a fraction : (i) the numerator of which shall be the difference between (1) the Current Market Price on such record date, and (2) the amount in cash per Common Share distributed to holders of Common Shares, and (ii) the denominator of which shall be the Current Market Price on such record date. Such adjustment shall be made successively whenever such a record date is fixed . To the extent that any such cash dividend or distribution is not paid, the Conversion Price shall be re - adjusted to the Conversion Price which would then be in effect if such record date had not been fixed . (f) Any adjustment to the exercise price of the Warrants (but for certainty, not the number of Common Shares underlying the Warrants) shall be determined in accordance with the terms of the Warrant Indenture and for greater certainty, such adjustments shall occur whether or not the applicable Debentures have been converted at the time of the event triggering such adjustment . 6. Rules Regarding Calculation of Adjustment For the purposes of Article 6: (a) Subject to this Section 6.6 , any adjustment made pursuant to Section 6.5 hereof shall be made successively whenever an event referred to therein shall occur. (b) If more than one subsection of Section 6.5 is applicable to a single event, the subsection shall be applied that produces the adjustment most favourable to

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 45 - Debentureholders and no single event shall cause an adjustment under more than one subsection of Section 6.5 so as to result in duplication; (c) No adjustment in the Conversion Price shall be required unless such adjustment would result in a change of at least one per cent in the Conversion Price and no adjustment shall be made in the number of Units obtainable upon the conversion of the Debentures unless it would result in a change of at least one one - hundredth of a Unit ; provided, however, that any adjustments which except for the provision of this Section 6 . 6 (c) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment . Notwithstanding any other provision of Section 6 . 6 hereof, no adjustment pursuant to Section 6 . 5 shall be made which would result in an increase in the Conversion Price or a decrease in the number of Units issuable upon the conversion of the Debentures (except in respect of the Common Share Reorganization described in Section 6 . 5 (a) hereof or a Capital Reorganization described in Section 6 . 5 (d)(ii) hereof) . (d) Subject to the Company receiving approval from the TSXV, no adjustment in the Conversion Price or in the number or kind of securities obtainable upon the conversion of the Debentures shall be made in respect of any event described in Sec tion 6 . 5 hereof if the Debentureholder is entitled to participate in such event on the same terms mutatis mutandis as if the Debentureholder had converted the Debentures prior to or on the record date or effective date, as the case may be, of such event . (e) No adjustment in the Conversion Price or in the number of Units obtainable upon the conversion of the Debentures shall be made pursuant to Section 6 . 5 hereof in respect of (i) the issue from time to time of Warrants and/or Common Shares (including Common Shares underlying the Warrants) pursuant to this Indenture or (ii) the issue from time to time of Common Shares pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Company and/or any subsidiary of the Company, and any such event shall not be deemed to be a Common Share Reorganization, a Rights Offering nor any other event described in Section 6 . 5 hereof . (f) If at any time during the Adjustment Period the Company shall take any action affecting the Common Shares, other than an action or event described in Section 6 . 5 hereof, which in the opinion of the directors of the Company would have a material adverse effect upon the rights of Debentureholders, either the Conversion Price or the number of Units obtainable upon conversion of the Debentures shall be adjusted in such manner and at such time by action by the directors of the Company, in their sole discretion, as may be equitable in the circumstances . Failure of the taking of action by the directors of the Company so as to provide for an adjustment prior to the effective date of any action by the Company affecting the Common Shares shall be deemed to be conclusive evidence that the directors of the Company have determined that it is equitable to make no adjustment in the circumstances .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 46 - (g) If the Company shall set a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Conversion Price shall be required by reason of the setting of such record date . (h) In any case in which this Indenture shall require that an adjustment shall become effective immediately after a record date for an event referred to in Section 6 . 5 hereof, the Company may defer, until the occurrence of such event : (i) issuing to the Debentureholder, to the extent that the Debentures are converted after such record date and before the occurrence of such event, the additional Units or other securities issuable upon such conversion by reason of the adjustment required by such event ; and (ii) delivering to the Debentureholder any distribution declared with respect to such additional Units or other securities after such record date and before such event ; provided, however, that the Company shall deliver to the Debentureholder an appropriate instrument evidencing the right of the Debentureholder upon the occurrence of the event requiring the adjustment, to an adjustment in the Conversion Price . (i) In the absence of a resolution of the directors of the Company fixing a record date for a Rights Offering, the Company shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering . (j) If a dispute shall at any time arise with respect to adjustments of the Conversion Price or the number of Units obtainable upon the conversion of the Debentures, such disputes shall be conclusively determined by the Auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Company and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to Section 6 . 5 hereof and shall be binding upon the Company, Trustee and the Debentureholder . (k) As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 6 . 5 hereof, including the Conversion Price and the number or class of Units or other securities which are to be received upon the conversion thereof, the Company shall take any action which may, in the opinion of Counsel to the Company, be necessary in order that the Company may validly and legally issue as fully paid and non - assessable shares all of the Common Shares,

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 47 - Warrants or other securities which the Debentureholder is entitled to receive in accordance with the provisions of this Indenture. (l) If the Company shall take any action affecting the Common Shares and the holders thereof, and, in the opinion of the directors of the Company acting reasonably, the adjustment provisions of Section 6 . 5 are not strictly applicable or, if strictly applicable, would not fairly protect the rights of the holder or the Company in accordance with the intent and purpose of Section 6 . 5 , the provisions of Section 6 . 5 shall be adjusted in such manner, if any, and at such time, by action by the directors of the Company which the directors of the Company, in their discretion, may reasonably determine to be equitable in the circumstances but subject in all cases to any necessary regulatory approval, including approval of the TSXV (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable) . Failure of the taking of action by the directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances . 7. Notice of Adjustment (a) At least 14 days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment pursuant to Section 6 . 5 , the Company shall : (i) file with the Trustee an Officer's Certificate specifying the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment and the computation of such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Auditors of the Company verifying such calculation ; and (ii) give notice to the Debentureholders of the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment . (b) In case any adjustment for which a notice in Section 6 . 7 (a) has been given is not then determinable, the Company shall promptly after such adjustment is determinable : (i) file with the Trustee a computation of such adjustment; and (ii) give notice to the Debentureholders of the adjustment. (c) The Trustee may and shall be protected in so doing, absent manifest error, act and rely upon certificates of the Company, the Company's Auditor and other documents filed by the Company pursuant to this Section 6 . 7 for all purposes of the adjustment .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 48 - 8. No Action after Notice The Company covenants with the Trustee that it will not close its books nor take any other corporate action which might deprive a Debentureholder of the opportunity of exercising the rights of acquisition pursuant thereto during the period of 14 days after the giving of the notice set forth in paragraph (ii) of Sections 6 . 7 (a) and 6 . 7 (b) . 9. Protection of Trustee The Trustee shall not : (a) at any time be under any duty or responsibility to any registered holder of Debentures to determine whether any facts exist that may require any adjustment contemplated by this Article 6 , nor to verify the nature and extent of any such adjustment when made or the method employed in making the same ; (b) be accountable with respect to the validity or value or the kind or amount of any Units or of any other securities or property that may at any time be issued or delivered upon the conversion of the Debentures ; (c) be responsible for any failure of the Company to make any cash payment, to issue, transfer or deliver Units or certificates upon the surrender of any Debentures for the purpose of the conversion of such rights or to comply with any of the covenants contained in Article 7 ; or (d) incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants of the Company or any acts or deeds of the agents or servants of the Company . ARTICLE 7 COVENANTS OF THE COMPANY The Company hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Debentureholders, that so long as any Debentures remain outstanding : 1. To Pay Principal and Interest The Company will duly and punctually pay or cause to be paid to every Debentureholder the principal of and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures . 2. To Pay Trustee's Remuneration The Company will pay the Trustee reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all monies which shall have been paid by the Trustee in connection with the execution of the trusts hereby created and such monies including the Trustee's remuneration, shall be payable out of any funds coming into the possession of the Trustee in

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 49 - priority to payment of any principal of the Debentures or interest thereon . Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction . 3. To Give Notice of Default The Company shall notify the Trustee immediately upon obtaining knowledge of any default or Event of Default hereunder . CDS shall also receive notice of the default or Event of Default in accordance with Section 8 . 2 and Section 11 . 2 , within 30 days of the Trustee receiving written notification of the Event of Default hereunder . 4. Preservation of Existence, etc. Subject to the express provisions hereof, the Company will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a business - like manner and in accordance with good business practices ; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights . 5. Keeping of Books The Company will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with generally accepted accounting principles . 6. Annual Certificate of Compliance The Company shall deliver to the Trustee, within 120 days after the end of each calendar year, (and at any reasonable time upon demand by the Trustee) an Officer's Certificate as to the knowledge of such officers of the Company who execute the Officer's Certificate of the Company's compliance with all conditions and covenants in this Indenture certifying that after reasonable investigation and inquiry, the Company has complied with all covenants, conditions or other requirements contained in this Indenture, the non - compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be . 7. Performance of Covenants If the Company shall fail to perform any of its covenants contained in this Indenture, the Trustee may notify the Debentureholders of such failure on the part of the Company or may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to do so . All sums so expended or advanced by the Trustee shall be repayable as provided in Section 7 . 2 . No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Company of any default hereunder .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 50 - 7.8 Maintain Listing The Company will use reasonable commercial efforts to maintain the listing of the Common Shares on the TSX - V, and to maintain the Company's status as a "reporting issuer" not in default of the requirements of the Applicable Securities Legislation, provided that nothing in this Section 8. shall operate to prevent the Company from completing a Change of Control transaction that results in its securities ceasing to be listed on the TSX - V . 9. Insurance Each of the Company and its Subsidiaries, if any, shall maintain insurance with respect to its properties and business against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities engaged in the same or a similar business and similarly situated . 10. No Dividends or Distributions The Company shall not declare or pay any dividend to the holders of its issued and outstanding Common Shares or other shares in the capital of the Company after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist . 11. Withholding Matters All payments made by or on behalf of the Company under or with respect to the Debentures (including, without limitation, any penalties, interest and other liabilities related thereto) will be made free and clear of and without withholding, or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other liabilities related hereto) imposed or levied by or on behalf of the Government of Canada or the United States or elsewhere, or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (" Withholding Taxes "), unless the Company is required by law or the interpretation or administration thereof, to withhold or deduct any amounts for, or on account of Withholding Taxes . If the Company is so required to withhold or deduct any amount for, or on account of, Withholding Taxes from any payment made under or with respect to the Debentures, the Company shall deduct and withhold such Withholding Taxes from any payment to be made or with respect to the Debentures and, provided that the Company forthwith remits such amount to the relevant governmental authority or agency, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Company's obligations under the Debentures . There is no obligation on the Company to gross - up or pay additional amounts to a holder of Debentures in respect of such deductions or withholdings . For greater certainty, if any amount is required to be deducted or withheld in respect of Withholding Taxes upon a conversion of a Debenture, the Company shall be entitled to liquidate such number of Common Shares (or other securities) issuable as a result of such conversion as shall be necessary in order to satisfy such requirement . The Company shall provide the Trustee with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of any forms received from such government authority or agency promptly after receipt thereof .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 51 - 12. SEC Reporting Status (a) The Company confirms that as at the date of execution of this Indenture it does not have a class of securities registered pursuant to Section 12 of the U . S . Exchange Act or have a reporting obligation pursuant to Section 15 (d) of the U . S . Exchange Act . (b) The Company covenants that, in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the U . S . Exchange Act or such Company shall incur a reporting obligation pursuant to Section 15 (d) of the U . S . Exchange Act, or (ii) any such registration or reporting obligation shall be terminated by such Company in accordance with the U . S . Exchange Act, such Company shall promptly deliver to the Trustee an Officers' Certificate notifying the Trustee of such registration or termination and such other information as the Trustee may, acting and relying on Counsel, require at the time . The Company acknowledges that the Trustee is relying upon the foregoing representation and covenants in order to meet certain United States Securities and Exchange Commission (the " SEC ") obligations with respect to those clients who are filing with the SEC . ARTICLE 8 DEFAULT 1. Events of Default (a) Each of the following events constitutes, and is herein referred to as, an " Event of Default " : (i) failure for 15 days to pay interest on the Debentures when due; (ii) failure to pay principal and other amounts owing, if any, when due on the Debentures whether on the Maturity Date, upon redemption or a Change of Control, by declaration or otherwise (whether such payment is due in cash, Common Shares or other securities or property or a combination thereof) ; (iii) default in the delivery, when due, of any Unit Shares and Warrants or other consideration, payable on conversion with respect to the Debentures, which default continues for 15 days ; (iv) default in the observance or performance of any covenant or condition of the Indenture by the Company and the failure to cure (or obtain a waiver for) such default for a period of 30 days after notice in writing has been given by the Trustee or from holders of not less than 25 % in aggregate principal amount of the Debentures to the Company specifying such default and requiring the Company to rectify such default or obtain a waiver for same ;

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 52 - (v) if a decree or order of a Court having jurisdiction is entered adjudging the Company or any Subsidiary a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Company or any Subsidiary, or appointing a receiver of, or of any substantial part of, the property of the Company or any Subsidiary or ordering the winding - up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days ; (vi) if the Company or any Subsidiary institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Company or any Subsidiary or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due ; (vii) if a resolution is passed for the winding - up or liquidation of the Company or any Subsidiary; or (viii) if, after the date of this Indenture, any proceedings with respect to the Company or any Subsidiary are taken with respect to a compromise or arrangement, with respect to creditors of the Company or any Subsidiary generally, under the applicable legislation of any jurisdiction ; then : (i) in each and every such event listed above, the Trustee may, in its discretion, but subject to the provisions of this Section, and shall, upon receipt of a request in writing signed by the holders of not less than 25 % in principal amount of the Debentures then outstanding (or if the Event of Default shall exist only in respect of one or more series of the Debentures then outstanding, then upon receipt of a request in writing signed by the holders of not less than 25 % in principal amount of the Debentures of such series then outstanding), subject to the provisions of Section 8 . 3 , by notice in writing to the Company declare the principal and the interest, on all Debentures then outstanding and all other monies outstanding hereunder to be due and payable and the same shall thereupon forthwith become immediately due and payable (or, if the Event of Default shall exist only in respect of one or more series of the Debentures then outstanding, then the Trustee may declare due and payable the principal and/or the interest, only with respect to such series of Debentures in respect of which there is an Event of Default) to the Trustee, and (ii) on the occurrence of an Event of Default under clauses 8 . 1 (a)(v), 8 . 1 (a)(vi), or 8 . 1 (a)(vii), the principal and the interest, on all Debentures then outstanding hereunder and all other monies outstanding hereunder, shall automatically without any declaration or other act on the part of the Trustee or any Debentureholder become immediately due and payable to the Trustee and, in either case, upon such amounts becoming due and payable in either (i) or (ii) above, the Company shall

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 53 - forthwith pay to the Trustee for the benefit of the Debentureholders such principal and accrued and unpaid interest on such Debenture and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal and interest and such other monies from the date of such declaration or event until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the manner mentioned in and according to the tenor of the Debentures . Such payment when made shall be deemed to have been made in discharge of the Company's obligations hereunder and any monies so received by the Trustee shall be applied in the manner provided in Section 8 . 6 . (b) For greater certainty, for the purposes of this Section 8 . 1 , a series of Debentures shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal and/or the interest (if any) on the Debentures of such series in which case references to Debentures in this Section 8 . 1 refer to Debentures of that particular series . (c) For purposes of this Article 8 , where the Event of Default refers to an Event of Default with respect to a particular series of Debentures as described in this Section 8 . 1 , then this Article 8 shall apply mutatis mutandis to the Debentures of such series and references in this Article 8 to the Debentures shall mean Debentures of the particular series and references to the Debentureholders shall refer to the Debentureholders of the particular series, as applicable . 2. Notice of Events of Default If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 11 . 2 , provided that notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the holders of at least 25 % of the principal amount of the Debentures then outstanding, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Company in writing . When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Debentureholders within 15 days after the Trustee receives written notice that the Event of Default has been cured . 3. Waiver of Default (a) Upon the happening of any Event of Default hereunder: (i) the holders of the Debentures shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 50 % of the principal amount of Debentures then outstanding, to instruct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 8 . 1 and the Trustee shall thereupon waive the Event of Default

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 54 - and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition ; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non - observance or non - performance by the Company of any covenant applicable only to one or more series of Debentures, then the holders of more than 50 % of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures ; and (ii) the Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustee's opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable . (b) No such act or omission either of the Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom . 4. Enforcement by the Trustee (a) Subject to the provisions of Section 8 . 3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, if the Company shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 8 . 1 , the principal of and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25 % in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient . (b) The Trustee shall be entitled and empowered, either in its own name or as Trustee of an express trust, or as attorney - in - fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 55 - Company or its creditors or relative to or affecting its property . The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney - in - fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustee, which may include acting and relying on Counsel, in order to have the respective claims of the Trustee and of the holders of the Debentures against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims ; provided, however, that subject to Section 8 . 3 , nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder . (c) The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders . (d) All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto . Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture . In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding . 8.5 No Suits by Debentureholders No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless : (a) such holder shall previously have given to the Trustee

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 56 - written notice of the happening of an Event of Default hereunder ; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25 % in principal amount of the Debentures then outstanding shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose ; and (c) the Debentureholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby ; and (d) the Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures . 6. Application of Monies by Trustee (a) Except as herein otherwise expressly provided, any monies received by the Trustee from the Company pursuant to the foregoing provisions of this Article 8 , or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Company, shall be applied, together with any other monies in the hands of the Trustee available for such purpose, as follows : (i) first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided ; (ii) second, but subject as hereinafter in this Section 8 . 6 provided, in payment, rateably and proportionately to the holders of Debentures, of the principal of and accrued and unpaid interest on and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then accrued but unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal and interest as may be directed by such resolution ; and (iii) third, in payment of the surplus, if any, of such monies to the Company or its assigns; provided, however, that no payment shall be made pursuant to clause (b) above in respect of the principal and/or the interest on any Debenture held, directly or indirectly, by or for the benefit of the Company or any Subsidiary (other than any Debenture pledged for value and in good faith to a Person other than the Company or any Subsidiary but only to the extent of such Person's interest therein) except subject to the prior payment in full of the principal and interest on all Debentures which are not so held .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 57 - (b) The Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Trustee may think necessary to provide for the payments mentioned in subsection 8 . 1 (a), is insufficient to make a distribution of at least 2 % of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth . The foregoing shall, however, not apply to a final payment in distribution hereunder . 7. Notice of Payment by Trustee Not less than 15 days' notice shall be given in the manner provided in Section 11 . 2 by the Trustee to the Debentureholders of any payment to be made under this Article 8 . Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied . After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed . 8. Trustee May Demand Production of Debentures The Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal or interest required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it as the Trustee shall deem sufficient . 9. Remedies Cumulative No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute . 10. Judgment Against the Company The Company covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and the interest thereon and any other monies owing hereunder .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 58 - ARTICLE 9 SATISFACTION AND DISCHARGE 1. Cancellation and Destruction All Debentures shall forthwith after payment thereof be delivered to the Trustee and cancelled by it . All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Company, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed . 2. Non - Presentation of Debentures In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal of or interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require : (a) the Company shall be entitled to pay or deliver to the Trustee and direct it to set aside ; or (b) in respect of monies in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Company shall be entitled to direct the Trustee to set aside ; or (c) if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside ; the monies in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture ; and thereupon the principal of or interest thereon payable on or represented by each Debenture in respect whereof such monies have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of Sec tion 9 . 3 . 3. Repayment of Unclaimed Monies Subject to applicable law, any monies set aside under Section 9 . 2 and not claimed by and paid to holders of Debentures as provided in Section 9 . 2 within four years after the date of such setting aside shall upon the written demand of the Company be repaid and delivered to the Company by the Trustee and thereupon the Trustee shall be released from all further liability with respect to such monies and thereafter the holders of the Debentures in respect of which such monies were so repaid to the Company shall have no rights in respect thereof except to obtain payment and delivery of the monies from the Company subject to any limitation provided by the laws of the Province of Ontario .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 59 - 4. Discharge The Trustee shall at the written request and expense of the Company release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Company from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption in the occurrence of a Change of Control, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof . 5. Satisfaction (a) The Company shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures and the Trustee, at the expense of the Company, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures : (i) the Company has deposited or caused to be deposited with the Trustee as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money sufficient to pay, satisfy and discharge the entire amount of the principal and interest to maturity, or any repayment date or any Change of Control Purchase Date or otherwise as the case may be, and payment of present taxes owing and any taxes arising with respect to all deposited funds or other provision for payment in respect of such Debentures ; (ii) the Company has deposited or caused to be deposited with the Trustee as trust property in trust for the purpose of making payment on such Debentures : (A) if the Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada ; or (B) if the Debentures are issued in a currency or currency unit other than Canadian dollars, cash in the currency or currency unit in which the Debentures are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency or currency unit in which the Debentures are payable ;

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 60 - as will be sufficient to pay and discharge the entire amount of the principal of and accrued and unpaid interest to the Maturity Date or any repayment date, as the case may be, of all such Debentures ; or (iii) all Debentures Authenticated and delivered (other than (A) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2 . 6 and (B) Debentures for whose payment has been deposited in trust and thereafter repaid to the Company as provided in Section 9 . 3 ) have been delivered to the Trustee for cancellation ; so long as in any such event : (A) the Company has paid, caused to be paid or made provisions to the satisfaction of the Trustee for the payment of all other sums payable or which may be payable with respect to all of such Debentures (together with all applicable fees and expenses of the Trustee in connection with the payment of such Debentures and its duties under this Indenture) ; (B) the Company has delivered to the Trustee an Officer's Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with ; and (C) the Trustee shall have received an opinion or opinions of Counsel that Debentureholders will not be subject to any additional taxes as a result of the exercise by the Company of the defeasance and that such holders will be subject to taxes, if any, including those in respect of income (including interest and taxable capital gains), on the same amount, in the same manner and at the same time or times as would have been the case if the defeasance option had not been exercised in respect of such Debentures . Any deposits with the Trustee referred to in this Section 9 . 5 shall be irrevocable, subject to Section 9 . 6 , and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provides for the due and punctual payment of the principal and/or the interest (if any) on the Debentures being satisfied . Upon the satisfaction of the conditions set forth in this Section 9 . 5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2 and Article 4 and the provisions of Article 1 pertaining to Article 2 and Article 4 ) shall no longer be binding upon or applicable to the Company .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 61 - Any funds or obligations deposited with the Trustee pursuant to this Section 9 . 5 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made . If the Trustee is unable to apply any money in accordance with this Section 9 . 5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money had been deposited pursuant to this Section 9 . 5 until such time as the Trustee is permitted to apply all such money in accordance with this Section 9 . 5 , provided that if the Company has made any payment in respect of the principal and/or the interest (if any) on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Trustee . 6. Continuance of Rights, Duties and Obligations (a) Where trust funds or trust property have been deposited pursuant to Section 9 . 5 , the holders of Debentures and the Company shall continue to have and be subject to their respective rights, duties and obligations under Article 2 , Article 4 , and Article 5 . (b) Subject to the provisions of Section 9 . 6 (a) , in the event that, after the deposit of trust funds or trust property pursuant to Section 9 . 5 in respect of a series of Debentures (the " Defeased Debentures "), any holder of any of the Defeased Debentures from time to time converts its Debentures to Units or other securities of the Company in accordance with Article 6 or any other provision of this Indenture, the Trustee shall upon receipt of a Written Direction of the Company return to the Company from time to time the proportionate amount of the trust funds or other trust property deposited with the Trustee pursuant to Section 9 . 5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures so converted (which amount shall be based on the applicable principal amount of the Defeased Debentures being converted in relation to the aggregate outstanding principal amount of all the Defeased Debentures) . (c) In the event that, after the deposit of trust funds or trust property pursuant to Section 9 . 5 , the Company is required to make a Change of Control Offer to purchase any outstanding Debentures pursuant to subsection 2 . 1 (h) (in respect of Debentures or the comparable provision of any other series of Debentures), in relation to Debentures or to make an offer to purchase Debentures pursuant to any other similar provisions relating to any other series of Debentures, the Company shall be entitled to use any trust money or trust property deposited with the Trustee pursuant to Section 9 . 5 for the purpose of paying to any holders of Defeased Debentures who have accepted any such offer of the Company the Total Offer Price payable to such holders in respect of such Change of Control Offer in respect of Debentures . Upon

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 62 - receipt of a Written Direction of the Company, the Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Trustee pursuant to Section 9 . 5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures held by such holders who have accepted any such offer to the Company (which amount shall be based on the applicable principal amount of the Defeased Debentures held by accepting offerees in relation to the aggregate outstanding principal amount of all the Defeased Debentures) . ARTICLE 10 MEETINGS OF DEBENTUREHOLDERS 1. Right to Convene Meeting The Trustee or the Company may at any time and from time to time, and the Trustee shall, on receipt of a Written Direction of the Company or a written request signed by the holders of not less than 25 % of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Company or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders . In the event of the Trustee failing, within 30 days after receipt of any such request and such funding and indemnity, to give notice convening a meeting, the Company or such Debentureholders, as the case may be, may convene such meeting . Every such meeting shall be held in the City of Toronto or at such other place as may be approved or determined by the Trustee . 2. Notice of Meetings (a) At least 21 days' notice of any meeting shall be given to the Debentureholders in the manner provided in Section 11 . 2 and a copy of such notice shall be sent by post to the Trustee, unless the meeting has been called by it . Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article . The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting . A holder may waive notice of a meeting either before or after the meeting . (b) Subject to Section 10 . 2 (c), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 10 . 15 , especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debentureholders, the Trustee and the Company for all purposes hereof .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 63 - (c) A proposal: (i) to extend the maturity or date of payment of interest of Debentures of any particular series or to reduce the principal amount thereof, or to impair or change any conversion right thereof ; (ii) to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding ; or (iii) to reduce with respect to Debentureholders of any particular series any percentage stated in this Sec tion 10.1 or Sections 10.4 , 10.12 and 10.15 ; shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series . 3. Chairman Some Person, who need not be a Debentureholder, nominated in writing by the Trustee shall be chairman of the meeting and if no Person is so nominated, or if the Person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in Person or by proxy shall choose some Person present to be chairman . 4. Quorum Subject to the provisions of Section 10 . 12 , at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25 % in principal amount of the outstanding Debentures . If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place to the extent possible and no notice shall be required to be given in respect of such adjourned meeting . At the adjourned meeting, the Debentureholders present in person or by proxy shall, subject to the provisions of Section 10 . 12 , constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25 % of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series . Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same . No business shall be transacted at any meeting unless the required quorum is present at the commencement of business .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 64 - 5. Power to Adjourn The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe . 6. Show of Hands Every question submitted to a meeting shall, subject to Section 10 . 7 , be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided . At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact . The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him . 7. Poll On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct . Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures and of each especially affected series, if applicable, represented at the meeting and voted on the poll . 8. Voting On a show of hands every Person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote . On a poll each Debentureholder present in Person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $ 1 , 000 principal amount of Debentures of which he shall then be the holder . In the case of any Debenture denominated in a currency or currency unit other than Canadian dollars, the principal amount thereof for these purposes shall be computed in Canadian dollars on the basis of the conversion of the principal amount thereof at the applicable spot buying rate of exchange for such other currency or currency unit as reported by the Bank of Canada at the close of business on the Business Day next preceding the meeting . Any fractional amounts resulting from such conversion shall be rounded to the nearest $ 100 . A proxy need not be a Debentureholder . In the case of joint holders of a Debenture, any one of them present in Person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in Person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders . 9. Proxies A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative . The Company (in case it convenes the meeting) or the Trustee (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 65 - producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters : (a) the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any Person signing on behalf of a Debentureholder ; (b) the deposit of instruments appointing proxies at such place as the Trustee, the Company or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited ; and (c) the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic means before the meeting to the Company or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting . Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted . Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and Persons whom Debentureholders have by instrument in writing duly appointed as their proxies . 10. Persons Entitled to Attend Meetings The Company and the Trustee, by their respective officers and directors, the Auditors of the Company and the legal advisors of the Company, the Trustee or any Debentureholder (and their legal advisors) may attend any meeting of the Debentureholders, but shall have no vote as such . 11. Powers Exercisable by Extraordinary Resolution (a) In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution (subject, in the case of subsections (i), (ii), (iii), (iv), (vi), (xiii), (xiii) and (xiv), to applicable securities laws and regulatory requirements including the prior approval of the TSX - V, if required) : (i) power to authorize the Trustee to grant extensions of time for payment of any the principal and/or the interest on the Debentures, whether or not the principal and/or the interest, the payment of which is extended, is at the time due or overdue ;

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 66 - (ii) power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Trustee (subject to the prior consent of the Trustee, such consent not to be unreasonably withheld) against the Company, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise ; (iii) power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Company and to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission ; (iv) power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Company or for the consolidation, amalgamation, arrangement, combination or merger of the Company with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Company or any part thereof ; (v) power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority ; (vi) power to waive, and direct the Trustee to waive, any default hereunder and/or cancel any declaration made by the Trustee pursuant to Section 8 . 1 either unconditionally or upon any condition specified in such Extraordinary Resolution ; (vii) power, subject to Section 8 . 5 , to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal and/or the interest on the Debentures, or for the execution of any trust or power hereunder ; (viii) power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8 . 5 , of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith ; (i x ) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company ; (x) power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 67 - Resolution or other resolution as shall be included in the resolution appointing the committee . The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee . Such committee shall consist of such number of Persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders . Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings and the filling of vacancies occurring in its number and its procedure generally . Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum . All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders . Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith ; ( x i) power to remove the Trustee from office and to appoint a new Trustee or Trustees provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this Indenture ; ( x ii) power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Company or of any other Person formed or to be formed ; ( x iii) power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of subsec tion 10 . 11 (a)(xii) ; and ( x iv) power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to clause 10 . 11 (a)(x) . 12. Meaning of "Extraordinary Resolution" (a) The expression " Extraordinary Resolution " when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25 % of the principal amount of the Debentures then outstanding, are present in Person or by proxy and passed by the favourable votes of the holders of not less than 66 2 / 3 % of the principal amount of the Debentures present or represented by proxy at the meeting and voted upon on a poll on such resolution . (b) If, at any such meeting, the holders of not less than 25 % of the principal amount of the Debentures then outstanding are not present in Person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 68 - or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman . Not less than 10 days' notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 11 . 2 . Such notice shall state that at the adjourned meeting the Debentureholders present in Person or by proxy shall form a quorum . At the adjourned meeting the Debentureholders present in Person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66 2 / 3 % of the principal amount of the Debentures present or represented by proxy at the meeting and voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25 % in principal amount of the Debentures then outstanding, are not present in Person or by proxy at such adjourned meeting . (c) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary. 13. Powers Cumulative Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time . 14. Minutes Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken . 15. Instruments in Writing All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised : (i) in the case of an Extraordinary Resolution, by the holders of 66 2 / 3 % of the principal amount of all the outstanding Debentures, by an instrument in writing signed in one or more counterparts and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed ; and (ii) in the case of any other resolution, by the holder of a majority of the principal

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 69 - amount of all outstanding Debentures, by an instrument in writing signed in one or more counterparts . 16. Binding Effect of Resolutions Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 10 . 15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder, the Company and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing . 17. Evidence of Rights Of Debentureholders (a) Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders . (b) The Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper . ARTICLE 11 NOTICES 1. Notice to Company Any notice to the Company under the provisions of this Indenture shall be valid and effective if delivered or emailed to the Company at : Suite 1107 , 120 Eglinton Avenue East, Toronto, Ontario, Canada M 4 P 1 E 2 , Attention : Kevin Barnes, Email : kb@poet - technologies . com ; or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof . The Company may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Company for all purposes of this Indenture . 2. Notice to Debentureholders (a) All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing . Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Company to give or mail any notice due to anything beyond the reasonable control of the Company shall not invalidate any action or proceeding founded thereon .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 70 - (b) If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Company shall give such notice by publication at least once in the city of Toronto (or in such of those cities as, in the opinion of the Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city . (c) Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required . (d) All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any Persons interested in such Debenture . 3. Notice to Trustee Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if delivered, receipt confirmed, to the Trustee at its office in the City of Toronto, Ontario, at 100 Adelaide Street West, Suite 301 , Toronto, Ontario M 5 H 4 H 1 , Email : tmxestaff - corporatetrust@tmx . com , Attention : Vice President Trust Services and shall be deemed to have been effectively given as at the date of such receipt confirmation or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof . 4. Mail Service Interruption If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 11 . 3 , such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 11 . 3 . ARTICLE 12 CONCERNING THE TRUSTEE 12.1 No Conflict of Interest The Trustee represents to the Company that to the best of its knowledge at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 12 . 1 , such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debentures issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 12 . 2 . The Trustee also serves as the transfer agent for the Common Shares and as Warrant agent under the Warrant

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 71 - Indenture and the warrant indenture dated March 21, 2018 between the Company and TSX Trust Company. 2. Replacement of Trustee (a) The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company 90 days' notice in writing or such shorter notice as the Company may accept as sufficient . If at any time a material conflict of interest exists in the Trustee's role as a fiduciary hereunder the Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 12 . 2 . The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists . In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debentureholders . Failing such appointment by the Company, the retiring Trustee or any Debentureholder may apply to a judge of the Ontario Superior Court of Justice, on such notice as such judge may direct at the Company's expense, for the appointment of a new Trustee but any new Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture . Any new Trustee appointed under any provision of this Section 12 . 2 shall be a Company authorized to carry on the business of a trust company in all of the Provinces and Territories of Canada . On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee . (b) Any company into which the Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Trustee shall be a party, or any company which shall purchase all or substantially all of the corporate trust book of business of the Trustee, shall be the successor trustee under this Indenture without the execution of any instrument or any further act . Nevertheless, upon the written request of the successor Trustee or of the Company, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and, upon receipt by the Trustee of payment in full for any outstanding charges due to it, shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place . Should any deed, conveyance or instrument in writing from the Company be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Company .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 72 - 3. Duties of Trustee In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances . 4. Reliance Upon Declarations, Opinions, etc. In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, act and rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 12 . 5 , if applicable, and with any other applicable requirements of this Indenture . The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable . Without restricting the foregoing, the Trustee may act and rely on an opinion of Counsel satisfactory to the Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Company . 5. Evidence and Authority to Trustee, Opinions, etc. (a) The Company shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Company or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Company, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Trustee in accordance with the terms of this Section 12 . 5 , or (b) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Company written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice . (b) Such evidence shall consist of: (i) a certificate made by any one officer or director of the Company, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture ; (ii) in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture ; and (iii) in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Company whom the Trustee for such purposes

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 73 - hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture. (c) Whenever such evidence relates to a matter other than the certification and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Company it shall be in the form of a statutory declaration . Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section . (d) Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture shall include (a) a statement by the Person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the Person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such Person the conditions precedent in question have been complied with or satisfied . (e) The Company shall furnish or cause to be furnished to the Trustee at any time if the Trustee reasonably so requires, its certificate that the Company has complied with all covenants, conditions or other requirements contained in this Indenture, the non - compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non - compliance . The Company shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Company or as a result of any obligation imposed by this Indenture . 12.6 Officer's Certificates Evidence Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may act and rely upon an Officer's Certificate .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 74 - 7. Experts, Advisers and Agent The Trustee may : (a) employ or retain legal counsel and advisors as may reasonably be required for the purpose of determining and discharging its duties and determining its rights under this Indenture and may act and rely on the opinion or advice of or information obtained from any legal counsel, advisors, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Company, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and shall not be responsible for any misconduct on the part of any of them and may pay proper compensation for all such legal and other advice or assistance as aforesaid . The costs of such services shall be added to and become part of the Trustee's remuneration hereunder ; and (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay remuneration for all services performed for it (and shall be entitled to receive full remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Company . 8. Trustee May Deal in Debentures Subject to Sections 12 . 1 and 12 . 3 , the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby . 9. Trustee Not Ordinarily Bound Except as provided in Section 8 . 2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 12 . 3 , be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Company of any of the obligations herein imposed upon the Company or of the covenants on the part of the Company herein contained, nor in any way to supervise or interfere with the conduct of the Company's business, unless the Trustee shall have been required to do so in writing by the holders of not less than 25 % of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 10 , and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing . The Trustee is not required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and, in the absence of any such notice, the Trustee may for all purposes of this Indenture conclusively assume that no default has been made in the observance or

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 75 - performance of any of the representations, debentures, covenants, agreements, or conditions contained herein . 10. Trustee Not Required to Give Security The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises . 11. Conditions Precedent to Trustee's Obligations to Act Hereunder (a) The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee, its officers, directors, employees and agents, against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof . (b) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers . (c) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them for which Debentures the Trustee shall issue receipts . 12. Authority to Carry on Business The Trustee represents to the Company that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 12 . 12 , it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any of the provinces of Canada, either become so authorized or resign in the manner and with the effect specified in Section 12 . 2 . 13. Compensation and Indemnity (a) The Company shall pay to the Trustee from time to time compensation for its services hereunder as agreed separately by the Company and the Trustee, and shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 76 - and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under this Indenture shall be finally and fully performed . Any fees and expenses of the Trustee in connection herewith shall be paid by the Company within 30 days of issuance of an invoice therefor and, if not so paid, shall bear interest at a rate per annum to the then - current rate of interest charged by the Trustee to its corporate clients . The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust . (b) The Company hereby indemnifies and holds the Trustee and its affiliates, their successors and assigns, as well as its and their respective directors, officers, employees and agents, harmless from and against any and all claims, demands, assessments, interest, penalties, actions, suits, proceedings, liabilities, losses, damages, costs and expenses, including, without limiting the foregoing, expert, consultant and counsel fees and disbursements on a solicitor and client basis, arising from or in connection with any actions or omissions that the Trustee or they take pursuant to this Indenture, or is taken on advice and instructions given to the Trustee or them by the Company, or the Company's representatives, including the Company's legal counsel, or counsel consulted by the Trustee or them, provided that any such action or omission is without gross negligence, bad faith, wilful misconduct or fraud . This indemnity shall survive the resignation or removal of the Trustee and the termination or discharge of this Indenture . (c) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including but not limited to, loss of profit) irrespective of whether the Trustee was advised of the likelihood of such loss or damage and regardless of the form of action . 14. Acceptance of Trust The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth . 15. Third Party Interests Each party to this Indenture (in this paragraph referred to as a "representing party") hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of such representing party, either (i) is not intended to be used by or on behalf of any third party ; or (ii) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Trustee a declaration, in the Trustee's prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party . 16. Anti - Money Laundering The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment,

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 77 - determines that such act might cause it to be in noncompliance with any applicable anti - money laundering or anti - terrorist or economic sanctions legislation, regulation or guideline . Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non - compliance with any applicable anti - money laundering or anti - terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days' prior written notice sent to the Company provided that (i) the Trustee's written notice shall describe the circumstances of such non - compliance ; and (ii) if such circumstances are rectified to the Trustee's satisfaction within such 10 - day period, then such resignation shall not be effective . 17. Privacy Laws (a) The parties acknowledge that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes : (i) to provide the services required under this Indenture and other services that may be requested from time to time; (ii) to help the Trustee manage its servicing relationships with such individuals; (iii) to meet the Trustee's legal and regulatory requirements; and (iv) if Social Insurance Numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual's identity for security purposes . (b) Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Trustee shall make available on its website or upon request, including revisions thereto . The Trustee may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides . 12.18 Force Majeure Neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures) . Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Sec tion 12 . 18 .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 78 - ARTICLE 13 SUPPLEMENTAL INDENTURES 1. Supplemental Indentures (a) Subject to regulatory approvals, from time to time the Trustee and, when authorized by a resolution of the directors of Company, the Company, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes : (i) adding to the covenants of the Company herein contained for the protection of the Debentureholders, or of the Debentures of any series, or providing for events of default, in addition to those herein specified ; (ii) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Trustee relying on an opinion of Counsel will not be prejudicial to the interests of the Debentureholders ; (iii) evidencing the succession, or successive successions, of others to the Company and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture ; (iv) giving effect to any Extraordinary Resolution passed as provided in Article 10 ; and (v) for any other purpose not inconsistent with the terms of this Indenture. (b) Unless the supplemental indenture requires the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, by Extraordinary Resolution, the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture . The Company and the Trustee may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Debentures into the United States in order to ensure that such issuances can be made in accordance with applicable law in the United States without the consent or approval of the Debentureholders . Further, the Company and the Trustee may without the consent or concurrence of the Debentureholders or the holders of a particular series of Debentures, as the case may be, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Company providing for the issue of Debentures, provided

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 79 - that in the opinion of the Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby. ARTICLE 14 EXECUTION AND FORMAL DATE 1. Execution This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument . 2. Formal Date For the purpose of convenience this Indenture may be referred to as bearing the formal date of April 3 , 2019 irrespective of the actual date of execution hereof . [ The remainder of this page has been intentionally left blank. Signature pages follow. ]

IN WITNESS WHEREOF the parties have executed this Indenture as of the day and y ear first above written. POET TECHNOLOGIES INC. ೦ 7 By: -------------- Name: Kevin Barnes Title: Corporate Controller and Treasurer TSX TRUST COMPANY By : -------------- Name: Title: By : Name: Title: [Signature Page - Debenture Indenture ]

- 80 - IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers in that behalf. POET TECHNOLOGIES INC. By: Authorized Signing Officer TSX TRUST COMPANY By: · ೦ I By: ೦ De rri ce Rich ards Ja net S hod lpo eorporate Trust ""Olll "" IOBI' -

WSLEGAL \ 076624 \ 00009 \ 21944090v9 SCHEDULE "A" FORM OF DEBENTURE [DEBENTURES LEGEND] UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 4 , 2019 . [Note : If required by Section 2 . 11 , this certificate will have the following legend added hereto : WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL AUGUST 4 , 2019 . [Note : If Debentures are issued to a U . S . Purchaser, this certificate will have the following legend added hereto : THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 , AS AMENDED (THE "SECURITIES ACT"), OR ANY LAWS OF ANY STATE OF THE UNITED STATES . THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF POET TECHNOLOGIES INC . (THE "CORPORATION") THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U . S . SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144 A THEREUNDER, IF AVAILABLE, AND IN BOTH CASES, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(1) OR (D) ABOVE, THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT . DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA . ]

WSLEGAL \ 076624 \ 00009 \ 21944090v9 No. Ɣ $ Ɣ POET TECHNOLOGIES INC. (A corporation existing under the laws of the Province of Ontario) 12.00% UNSECURED CONVERTIBLE DEBENTURE DUE April 3, 2021 POET TECHNOLOGIES INC . (the " Corporation ") for value received hereby acknowledges itself indebted and, subject to the provisions of the Convertible Debenture Indenture (the " Indenture ") dated as of April 3 , 2019 between the Corporation and TSX TRUST COMPANY (the " Trustee "), promises to pay to , the registered holder hereof on April 3 , 2021 or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture (any such date, the " Maturity Date ") the principal sum of Ɣ Dollars ( $ Ɣ ) in lawful money of Canada on presentation and surrender of this Debenture at the office of the Trustee in Toronto, Ontario in accordance with and subject to the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from, and including, the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the rate of 12 . 00 % per annum (based on a year of 365 days), in like money, in equal monthly instalments (less any tax required by law to be deducted) on the third day of each calendar month commencing on May 3 , 2019 and the last payment to fall due on the Maturity Date and, should the Corporation at any time make default in the payment of any principal, premium, if any, or interest, to pay interest on the amount in default at the same rate, in like money and on the same dates . For certainty, the first interest payment will be made on May 3 , 2019 and will be equal to $ 10 . 00 for each $ 1 , 000 principal amount of the Debentures . This initial debenture is one of the 12 . 00 % Unsecured Convertible Debentures (referred to herein as the " Debentures ") of the Corporation issued or issuable in one or more series under the provisions of the Indenture . The Debentures authorized for issue immediately are limited to an aggregate principal amount of $ 14 , 000 , 000 in lawful money of Canada, in connection with the Offering . Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Debentures are or are to be issued and held and the rights and remedies of the holders of the Debentures and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Debenture by acceptance hereof assents . The Debentures are issuable only in denominations of $ 1 , 000 and integral multiples thereof . Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations . Subject to the terms and conditions of the Indenture, the outstanding principal amount of the Debentures shall be repaid by the Company to the Debentureholders on the Maturity Date with a payment equal to 100 % of the outstanding principal sum .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 2 - The Company shall satisfy its Interest Obligation on the Debentures on any Interest Payment Date (including, for greater certainty, following conversion or upon maturity) by delivering cash to the Trustee . Any part, being $ 1 , 000 or an integral multiple thereof, of the principal of this Debenture, provided that the principal amount of this Debenture is in a denomination in excess of $ 1 , 000 , is convertible, at the option of the holder hereof, upon surrender of this Debenture at the principal office of the Trustee in Toronto, Ontario, at any time following November 1 , 2019 and prior to the close of business on the Business Day preceding the Maturity Date or, if called for repurchase pursuant to a Change of Control (as defined in the Indenture) on the last Business Day immediately prior to the payment date, into units (" Units ") consisting of one (1) common share of the Corporation (the " Common Share ") and one (1) Common Share purchase warrant (" Warrant ") (without adjustment, except as otherwise described in the Indenture) at a conversion price of $ 0 . 40 per Unit (the " Conversion Price "), being a rate of approximately 2 , 500 Common Shares and 2 , 500 Warrants for each $ 1 , 000 principal amount of Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture . Each one (1) full Warrant entitles the holder thereof to purchase one (1) Common Share at a price of $ 0 . 50 per share (subject to adjustment as set forth in the Indenture) for a period of four (4) years from the date of the Indenture . The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified . No fractional Common Shares or Warrants will be issued on any conversion . If a Debenture is surrendered for conversion on an Interest Payment Date the person or persons entitled to receive Common Shares and Warrants in respect of the Debentures so surrendered for conversion shall not become the holder or holders of record of such Common Shares and Warrants until the Business Day following such Interest Payment Date and, for clarity, any interest payable on such Debentures will be for the account of the holder of record of such Debentures at the close of business on the relevant interest record date . Following the closing of the DenseLight Transaction and prior to the Maturity Date, each holder of Debentures shall have the right to require the Company to purchase, on the last day of each calendar month (or the first Business Day after such date if not a Business Day) (each, a " Put Date "), all or any part of such holder's outstanding Debentures in accordance with the requirements of Applicable Securities Legislation in cash at a price equal to the principal amount thereof plus accrued and unpaid interest, if any, on such Debentures up to, but excluding, the Put Date, in accordance with and subject to the terms of the Indenture . Upon the occurrence of a Change of Control, the holders of the Debentures shall, in their sole discretion, have the right to require the Corporation to, either : (i) purchase the Debentures (the " Change of Control Purchase Option ") at a price equal to 100 % of the principal amount thereof plus accrued and unpaid interest on such principal up to (but excluding) the date the Debentures are so repurchased ; or (ii) if the Change of Control results in a new or continuing issuer that is a "reporting issuer", convert the Debentures into a replacement debenture of the resulting issuer, on substantially the same terms as the Debentures, in the aggregate principal amount of 100 % of the aggregate principal amount of the Debentures held by such Debentureholder . If 90 % or more of the principal amount of all Debentures outstanding on the date the Corporation provides notice of a Change of Control to the Trustee have been surrendered for purchase pursuant to the Change of Control Purchase Option, the Corporation has the right to redeem all the remaining outstanding Debentures on the same date and at the same price .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 3 - The indebtedness evidenced by this Debenture, and by all other Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Corporation, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed . The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Debenture or the Indenture . The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares and officers, directors and employees of the Corporation in respect of any obligation or claim arising out of the Indenture or this Debenture . This Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal offices of the Trustee in the City of Toronto and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Trustee may designate . No transfer of this Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Debenture for cancellation . Thereupon a new Debenture or Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof . These Debentures and the Common Shares and Warrants underlying these Debentures have not been and will not be registered under the U . S . Securities Act or under the securities laws of any state of the United States . Such securities may not be offered, sold, pledged or otherwise transferred in the United States or to U . S . Persons except in limited circumstances contemplated in the Indenture . If the certificate representing these Debentures contains a U . S . restrictive legend, then the certificates representing the Common Shares and Warrants underlying these Debentures shall bear the same U . S . restrictive legend on such certificates . This Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture . Capitalized words or expressions used in this Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture . In the event of any inconsistency between the terms of this Debenture and the Indenture, the terms of the Indenture shall govern .

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 4 - IN WITNESS WHEREOF POET TECHNOLOGIES INC. has caused this Debenture to be signed by its authorized representative as of April 3, 2019. POET TECHNOLOGIES INC. By: N a me: Title:

WSLEGAL \ 076624 \ 00009 \ 21944090v9 TRUSTEE'S CERTIFICATE This Debenture is one of the 12.00% Unsecured Convertible Debentures due April 3, 2021 referred to in the Indenture within mentioned. Dated: April 3, 2019. TSX TRUST COMPANY, as Trustee Toronto, Ontario, Canada By: Authorized Signatory Countersigned this _ day of , 2019

WSLEGAL \ 076624 \ 00009 \ 21944090v9 SCHEDULE "B" FORM OF TRANSFER FOR VALUE RECEIVED , the undersigned hereby sells, assigns and transfers unto , whose address and social insurance number, if applicable, are set forth below, this Debenture (or $ principal amount hereof*) of POET TECHNOLOGIES INC . (the " Corporation ") standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Debenture and does hereby irrevocably authorize and direct the transfer of such Debenture in such register, with full power of substitution in the premises . Dated: Address of Transferee: (Street Address, City, Province and Postal Code) Social Insurance Number of Transferee, if applicable: *If less than the full principal amount of the within Debenture is to be transferred, indicate in the space provided the principal amount (which must be $ 1 , 000 or an integral multiple thereof, unless you hold an Debenture in a non - integral multiple of $ 1 , 000 by reason of your having exercised your right to exchange pursuant to your election to pursue the Change of Control Purchase Option, in which case such Debenture is transferable only in its entirety) to be transferred . 1. In the case of Restricted Physical Debentures, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked): ☐ (A) the transfer is being made to the Corporation; ☐ (B) the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the U . S . Securities Act and in compliance with any applicable local securities laws and regulations, and the holder has provided herewith a certificate in the form of Schedule "D" to the Indenture, ☐ (C) the transfer is being made pursuant to the exemption from the registration requirements of the U . S . Securities Exchange Act provided by (i) Rule 144 under the U . S . Securities Act, if available, or (ii) Rule 144 A under the U . S . Securities Act, if available, and in accordance with applicable state securities laws, or ☐ (D) the transfer is being made in another transaction that does not require registration under the U.S. Exchange Act or any applicable state securities laws. 2 . In the case of a transfer in accordance with (C)(i) or (D) above, the Trustee and the Corporation shall first have received an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Corporation and to such effect .

- 2 - 3. The registered holder of these Debentures is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of these Debentures . 4. In the case of Unrestricted Debentures, if the proposed transfer is to, or for the account or benefit of a U . S . Person or to a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of such securities is being completed pursuant to an exemption from the registration requirements of the U . S . Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Corporation and the Trustee an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Corporation to such effect . If such Debenture is transferred to, or for the account of benefit of, a U . S . Person or a person in the United States, the certificate representing these Debentures will bear a U . S . restrictive legend restricting the transfer of such securities under applicable U . S . federal and state securities laws . ܆ If transfer is to a U.S. Person or a person in the United States, check this box. DATED this day of , 20 . SPACE FOR GUARANTEES OF SIGNATURES (BELOW) ) ) ) ) ) Signature of Transferor ) ) Guarantor's Signature/Stamp ) Name of Transferor ) REASON FOR TRANSFER – For US Citizens or Residents only (where the individual(s) or corporation receiving the securities is a US citizen or resident) . Please select only one (see instructions below) . ܆ Gift ܆ Estate ܆ Private Sale ܆ Other (or no change in ownership) CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever . All securityholders or a legally authorized representative must sign this form . The signature(s) on this form must be guaranteed in accordance with the transfer agent's then - current guidelines and WSLEGAL \ 076624 \ 00009 \ 21944090v9

WSLEGAL \ 076624 \ 00009 \ 21944090v9 - 3 - requirements at the time of transfer . Notarized or witnessed signatures are not acceptable as guaranteed signatures . As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards) : ܆ Canada and the USA : A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP) . Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program . The Guarantor must affix a stamp bearing the actual words "Medallion Guaranteed", with the correct prefix covering the face value of the certificate . ܆ Canada : A Medallion Signature Guarantee with the correct prefix covering the face value of the certificate. ܆ Outside North America : For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program . The corresponding affiliate will arrange for the signature to be over - guaranteed . OR The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever . The signature(s) on this form must be guaranteed by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP) . Notarized or witnessed signatures are not acceptable as guaranteed signatures . The Guarantor must affix a stamp bearing the actual words : "SIGNATURE GUARANTEED", "MEDALLION GUARANTEED" OR "SIGNATURE & AUTHORITY TO SIGN GUARANTEE", all in accordance with the transfer agent's then current guidelines and requirements at the time of transfer . For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer with a "MEDALLION GUARANTEED" Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate . REASON FOR TRANSFER – FOR US CITIZENS OR RESIDENTS ONLY Consistent with U . S . IRS regulations, TSX Trust Company is required to request cost basis information from U . S . securityholders . Please indicate the reason for requesting the transfer as well as the date of event relating to the reason . The event date is not the day in which the transfer is finalized but, rather, the date of the event which led to the transfer request (i . e . date of gift, date of death of the securityholder, or the date the private sale took place) .

SCHEDULE "C"
CONVERSION FORM

TO: POET TECHNOLOGIES INC.
c/o TSX Trust Company
100 Adelaide Street West, Suite 301
Toronto, Ontario M5H 4H1

The undersigned holder of the within Debentures hereby irrevocably elects to convert his or her Debentures of POET Technologies Inc. (the "**Company**") (or $___ principal amount thereof*) into Common Shares and Warrants of the Company at the Conversion Price referred to in the attached Debenture Certificate on the terms and conditions set forth in such certificate and the Indenture.

* If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

If the certificate representing these Debentures contains a U.S. restrictive legend, then the certificates representing the Common Shares and Warrants underlying these Debentures shall bear the same U.S. restrictive legend on such certificates.

Once completed and executed, this Exercise Form must be mailed or delivered to **POET Technologies Inc. c/o TSX Trust Company, 100 Adelaide Street West, Suite 301, Toronto, Ontario M5H 4H1, Attention: Corporation Actions.**

DATED this ______day of ______________,______.

______________________________	)	______________________________
Witness	)	Signature of Debentureholder, to be same as appears on the face of this Debenture Certificate
	)	______________________________
	)	Name of Registered Debentureholder

[ ] Please check this box if the securities are to be delivered at the office where these Debentures are surrendered, failing which the securities will be mailed.

WSLEGAL\076624\00009\21944090v9

WSLEGAL \ 076624 \ 00009 \ 21944090v9 SCHEDULE "D" FORM OF DECLARATION FOR REMOVAL OF LEGEND TO: POET TECHNOLOGIES INC. c/o TSX Trust Company 100 Adelaide Street West, Suite 301 Toronto, Ontario M5H 4H1 The undersigned (a) acknowledges that the sale of POET Technologies Inc . (the " Corporation ") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933 , as amended (the " U . S . Securities Act "), and (b) certifies that (1) the undersigned is not an "affiliate" (as that term is defined in Rule 405 under the U . S . Securities Act) of the Corporation (other than an officer or director of the Corporation who is an affiliate solely by virtue of holding such position), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144 (a)(3) under the U . S . Securities Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U . S . Securities Act, is part of a plan or scheme to evade the registration provisions of the U . S . Securities Act . Terms used herein have the meanings given to them by Regulation S under the U . S . Securities Act . Dated: By: N a me: Title:

WSLEGAL \ 076624 \ 00009 \ 21944090v9 SCHEDULE "E" FORM OF PUT EXERCISE NOTICE PUT EXERCISE NOTICE TO: POET TECHNOLOGIES INC. All capitalized terms used herein have the meaning ascribed thereto in the Indenture (as defined below), unless otherwise indicated. The undersigned registered holder of 12 . 00 % convertible unsecured debentures (the " Debentures ") bearing Certificate No . irrevocably elects to put such Debentures (or $ principal amount thereof*) to POET Technologies Inc . (the " Corporation ") to be purchased by the Corporation on _ (the " Put Date ") in accordance with the terms of the indenture dated April 3 , 2019 (the " Indenture ") between the Corporation and TSX Trust Company, as trustee, at a price of $ 1 , 000 for each $ 1 , 000 principal amount of Debentures plus all accrued and unpaid interest thereon to, but excluding, the Put Date (collectively, the " Total Put Price "), subject to pro rata selection in accordance with the terms of the Indenture, if applicable, and tenders herewith such Debentures . Dated: (Signature of Registered Holder) * If less than the full principal amount of such Debenture, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof). The Total Put Price will be payable upon presentation and surrender of such Debenture with this form on or after the third Business Day following the Put Date at the following corporate trust office: TSX Trust Company 100 Adelaide Street West, Suite 301, Toronto, Ontario M5H 4H1 Attention: Vice President, Trust Services Fax: (416) 361 - 0470 The interest upon the principal amount of such Initial Debenture put to the Corporation will cease to be payable from and after the Put Date unless payment of the Total Put Price is not made on presentation for surrender of such Initial Debenture at the above - mentioned corporate trust office on or after the third Business Day following the Put Date or prior to the setting aside of the Total Put Price pursuant to the Indenture .